As filed with the Securities and Exchange Commission on February 28, 2003.
Registration Nos. 333-89130, 333-89130-65 and 333-89130-76

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1

to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. (Exact name of registrant as specified in its charter)	STARWOOD HOTELS & RESORTS (Exact name of registrant as specified in its charter)	SHERATON HOLDING CORPORATION (Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	Maryland (State or other jurisdiction of incorporation or organization)	Nevada (State or other jurisdiction of incorporation or organization)
52-1193298 (I.R.S. Employer Identification No.)	52-0901263 (I.R.S. Employer Identification No.)	88-0340591 (I.R.S. Employer Identification No.)

1111 Westchester Avenue White Plains, NY 10604 (914) 640-8100 (Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Kenneth S. Siegel, Esq.
Executive Vice President, General Counsel and Secretary
Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, NY 10604
(914) 640-8100
(Name and address including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael A. Gordon, Esq.
Sidley Austin Brown & Wood
Bank One Plaza
10 South Dearborn Street
Chicago, IL 60603
(312) 853-7000

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus and relates to this Registration Statement, the Registration Statement on Form S-3 filed on November 12, 1997 (Nos. 333-40077 and 333-40077-1) (the “1997 Registration Statement”), the Registration Statement on Form S-3 filed on November 16, 1995 (Nos. 33-64335 and 33-64335-01) (the “1995 Registration Statement”), and the Registration Statement on Form S-3 filed on October 3, 1996 (Nos. 333-13411 and 333-13411-01) (the “1996 Registration Statement” and, together with the 1997 Registration Statement and the 1995 Registration Statement, the “Prior Registration Statements”), pursuant to which an aggregate of $2,522,538,900 in securities remains to be issued. This Amendment No. 1 to the Registration Statement also constitutes Post-Effective Amendment No. 2 to the 1997 Registration Statement, Post-Effective Amendment No. 4 to the 1995 Registration Statement and Post-Effective Amendment No. 3 to the 1996 Registration Statement.

      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated February 28, 2003)

PROSPECTUS SUPPLEMENT

(To Prospectus dated March      , 2003)

$571,669,000

Starwood Hotels & Resorts
Worldwide, Inc.

Series B Zero Coupon Convertible Senior Notes due 2021 and

Shares Issuable upon Conversion of the Notes

        The selling securityholders named in this prospectus supplement may offer and sell from time to time up to $571,669,000 aggregate principal amount at maturity of our Series B Zero Coupon Convertible Senior Notes due 2021. We will generally not pay cash interest on the notes prior to maturity. Instead, on May 25, 2021, the maturity date of the notes, noteholders will receive $1,000 per note. The issue price per note represents a yield to maturity of 3.25% per year calculated from May 25, 2001. We will pay contingent interest on the notes if the market price of the notes exceeds specified levels.

      Holders of the notes may require us to purchase all or a portion of the notes on May 25 of each of 2004, 2006, 2011 and 2016 at a price per note of $578.07, $616.57, $724.42 and $851.13, respectively. We may choose to pay the purchase price in cash or Shares or a combination of cash and Shares, as described in this prospectus supplement. Each Share consists of one share of our common stock and one Class B share of our subsidiary, Starwood Hotels & Resorts.

      Noteholders may convert their notes at any time on or before the maturity date of the notes, unless the notes have been previously redeemed or purchased by us, into 10.1947 Shares per note (equivalent to an initial conversion price of $51.476 per Share), but only if the market price of a Share (as described in this prospectus supplement) on the conversion date is greater than a specified percentage (which shall be 120% prior to May 25, 2004, declining 1% on May 25, 2004 and on each May 25 thereafter until May 25, 2013, and thereafter remaining 110% until the maturity date of the notes) of the accreted conversion price or if other conditions described in this prospectus supplement have been satisfied. The conversion price may be adjusted as described in this prospectus supplement, but will not be adjusted for accrued original issue discount. This prospectus supplement and the accompanying prospectus also cover the offer and sale by the selling securityholders of Shares issuable upon conversion of the notes.

      Noteholders may also require us to repurchase notes upon a change in control with respect to us (as described in this prospectus supplement) occurring on or before May 25, 2004. At our option, we may redeem all or a portion of the notes for cash at any time on or after May 25, 2004, at the redemption prices set forth in this prospectus supplement.

      The selling securityholders have not advised us of any specific plans for the distribution of the notes and Shares offered hereby, but it is anticipated that the notes and Shares will be sold from time to time at market prices prevailing at the time of sale or at privately negotiated prices as described in the accompanying prospectus under “Plan of Distribution.”

      The notes are senior obligations of Starwood Hotels & Resorts Worldwide, Inc. and are fully and unconditionally guaranteed by Sheraton Holding Corporation, our wholly owned subsidiary.

      The Shares are listed on the New York Stock Exchange under the symbol “HOT”. On February 26, 2003, the last reported sale price for the Shares on the New York Stock Exchange was $21.99 per Share.

      Investing in the notes and Shares involves risks. See “Risk Factors” beginning on page S-5.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated March      , 2003

TABLE OF CONTENTS

THE SECURITIES
RISK FACTORS
USE OF PROCEEDS
PRICE RANGE OF THE SHARES AND DIVIDEND POLICY
DESCRIPTION OF THE NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
SELLING SECURITYHOLDERS
LEGAL MATTERS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
THE COMPANY
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF STOCK
DESCRIPTION OF DEPOSITARY SHARES AND RECEIPTS
DESCRIPTION OF WARRANTS
DESCRIPTION OF CONVERTIBLE NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
SIGNATURES
EX-12.1 Computation of Ratios of Earnings
EX-12.2 Computation of Ratios
EX-23.4 Consent of Ernst & Young LLP

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the notes and Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is currently only as of the date of this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.

      Except as the context may otherwise require, references to “the Corporation” are to Starwood Hotels & Resorts Worldwide, Inc. and references to “the Trust” are to Starwood Hotels & Resorts, a subsidiary of the Corporation. References to “Starwood,” “the Company,” “we,” “us” or “our” are to the Corporation and its consolidated subsidiaries, including the Trust. References to a “Share” are to, collectively, the attached unit consisting of one share of our common stock and one Class B share of the Trust.

ii

THE SECURITIES

Issuer	Starwood Hotels & Resorts Worldwide, Inc.

Securities Offered	$571,669,000 aggregate principal amount at maturity of Series B Zero Coupon Convertible Senior Notes due 2021. Except as described below under “— Contingent Interest” and “— Optional Conversion to Semi-annual Coupon Notes Upon Tax Event”, we will not pay interest on the notes prior to maturity. Each note was originally issued at a price of $524.78 per note. Each note was issued with a principal amount at maturity of $1,000. Additionally, the selling securityholders may offer and sell Shares that are issuable upon conversion of the notes.

Maturity of the Notes	May 25, 2021.

Yield to Maturity of the Notes	3.25% per year computed on a semi-annual bond equivalent basis calculated from May 25, 2001, excluding any contingent interest.

Conversion Rights	Holders may surrender notes for conversion into Shares prior to the maturity date, only if any of the following conditions is satisfied:

• the closing sale price per Share for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the calendar quarter in which the conversion occurs is more than a specified percentage (which shall be 120% prior to May 25, 2004, declining 1% on May 25, 2004 and on each May 25 thereafter until May 25, 2013, and thereafter remaining 110% until the maturity date of the notes) of the accreted conversion price per Share on that thirtieth trading day;

• if we have called the notes for redemption, in which case we will have the option, in lieu of delivering Shares, to pay an equivalent amount of cash;

• during such period, if any, that the credit rating assigned to the notes by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services are reduced below ba3 and BB, respectively, or if neither rating agency is rating the notes; or

• upon the occurrence of specified corporate transactions.

Holders may convert any outstanding notes (or portions of outstanding notes) into Shares at the conversion rate of 10.1947 Shares per note.

The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued original issue discount. Upon conversion, the holder will not receive any cash payment representing accrued original issue discount. Accrued original issue discount will be deemed paid by the Shares received. After May 25, 2003, in lieu of delivering Shares upon conversion of all or any portion of the notes, we may elect to pay holders surrendering notes for conversion an amount in cash as described herein.

Ranking	The notes rank equal in right of payment with all our other senior indebtedness. The notes are effectively subordinated to all existing and future obligations of our subsidiaries that are not guarantors of the notes.

Guarantor	Sheraton Holding Corporation (formerly ITT Corporation), our wholly owned subsidiary, fully and unconditionally guarantees the notes. The guarantee of the notes is a senior obligation of Sheraton Holding Corporation and is equal in right of payment with the obligations of Sheraton Holding Corporation under its guarantees of our senior credit facility, our 7 3/8% Senior Notes due 2007 and our 7 7/8% Senior Notes due 2012 and as issuer under the Sheraton Holding Public Debt.

Original Issue Discount	The notes were issued at a price significantly below the principal amount at maturity of the notes. This original issue discount accrues daily at a rate of 3.25% per year beginning on the date of issuance of such notes, calculated on a semi-annual bond equivalent basis, using a 360-day year composed of twelve 30-day months. The accrual of interest income as calculated for United States federal income tax purposes will significantly exceed the original issue discount accrued for non-tax purposes as described above. See “Certain United States Federal Income Tax Considerations.”

Contingent Interest	We will pay contingent interest to the holders of the notes during any six-month period from May 25 to November 24 and from November 25 to May 24, commencing May 25, 2004, if the average market price of a note for the five trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the sum of the issue price and accrued original issue discount for such note to the day immediately preceding the relevant six-month period. The amount of contingent interest payable per note in respect of any six-month period will equal the greater of (i) a per annum rate equal to 5% of our then current borrowing rate for senior non-convertible fixed-rate indebtedness with a maturity date comparable to the notes, estimated in good faith by us, multiplied by the sum of the issue price of the note and the accrued original issue discount on the note as of the day immediately preceding the relevant six-month period and (ii) a per annum rate of 0.25% multiplied by the average market price of a note for the five trading days ending on the second trading day immediately preceding the relevant six-month period. The original issue discount will continue to accrue at 3.25% per annum whether or not contingent interest is paid.

Sinking Fund	None.

Optional Redemption by Starwood	We may redeem all or a portion of the notes for cash at any time on or after May 25, 2004, at the redemption prices set forth in this prospectus supplement. See “Description of the Notes — Optional Redemption by Starwood.”

Purchase of the Notes at the Option of the Holder	Holders of notes may require us to purchase all or a portion of their notes on any of the following dates at the following prices:

• on May 25, 2004, at a price of $578.07 per note;

• on May 25, 2006, at a price of $616.57 per note;

• on May 25, 2011, at a price of $724.42 per note; and

• on May 25, 2016, at a price of $851.13 per note.

These prices represent the issue prices of the notes plus accrued original issue discount to the date of redemption. We may choose to pay the purchase price in cash, Shares or a combination of cash and Shares. See “Description of the Notes — Purchase of the Notes at the Option of the Holder.”

Repurchase at the Option of the Holder Upon Change in Control	Upon a change in control of Starwood occurring on or before May 25, 2004, each holder of notes may require us to purchase all or a portion of its notes in cash at a price equal to the issue price of such notes plus accrued original issue discount to the date of purchase. See “Description of the Notes — Repurchase at the Option of the Holder Upon Change in Control.”

Optional Conversion to Semi-annual Coupon Notes Upon Tax Event	From and after the date of the occurrence of a Tax Event, we will have the option to elect to have interest in lieu of future original issue discount accrue at 3.25% per year on a restated principal amount per note equal to the issue price plus original issue discount accrued to the date of the Tax Event or the date on which we exercise the option described herein, whichever is later (the “option exercise date”). See “Description of the Notes — Optional Conversion to Semi-annual Coupon Notes Upon Tax Event.” Original issue discount will thereafter cease to accrue, and the principal amount payable at maturity will equal the restated principal amount.

Use of Proceeds	We will not receive any proceeds from the sale of notes or Shares by a selling securityholder.

DTC Eligibility	The notes were issued in book-entry form and are represented by one or more permanent global certificates and Regulation S global securities without coupons deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”) in New York, New York. Beneficial interests in such securities are shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Settlement and all secondary market trading annuity for the notes will be in same day funds. See “Description of the Notes — Global Notes; Book-Entry Form.”

Registration Rights	We entered into a registration rights agreement with Salomon Smith Barney Inc. for the benefit of the holders of the notes pursuant to which we agreed to file with the Securities and

Exchange Commission a shelf registration statement covering resales of the notes and the Shares issuable upon conversion of the notes and to cause the shelf registration statement to become effective within certain time periods specified in such agreement. Because the shelf registration statement was not declared effective within the time period specified in such agreement, additional interest as liquidated damages accrued on the notes from August 19, 2002, the day following such deadline, until March , 2003, the day on which the registration statement of which this prospectus is a part was declared effective. This additional interest will be payable to holders of record at the close of business on May 1, 2003. See “Description of the Notes — Registration Rights.”

Trading	We do not intend to list the notes on any national securities exchange or automated quotation system. The notes issued in the initial private placement are eligible for trading in the PORTAL Market. Notes sold using this prospectus supplement, however, will no longer be eligible for trading in the PORTAL Market. The Shares are traded on the New York Stock Exchange under the symbol “HOT.”

Taxation	The notes and Shares issuable upon conversion of the notes are subject to special and complex United States federal income tax rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and Shares. See “Certain United States Federal Income Tax Considerations.”

RISK FACTORS

      You should carefully consider the following risk factors, the risk factors contained in our Joint Annual Report for the year ended December 31, 2002, which is incorporated into the accompanying prospectus by reference, and the other information contained in this prospectus supplement and the accompanying prospectus, before purchasing the notes or the Shares.

      You should consider the special United States federal income tax consequences of owning the notes and Shares. In general, you will be required to accrue interest on the notes as income for federal income tax purposes, regardless of whether you use the cash or accrual method of tax accounting. You will be deemed to have agreed, for United States federal income tax purposes, to treat the notes as indebtedness that is subject to the regulations governing contingent payment debt instruments, and to treat the amount of cash and the fair market value of any Shares received upon a conversion of the notes as a contingent payment. Therefore, you will be required, in general, to accrue interest based on the rate at which, on the date the notes were originally issued, we would have issued a fixed rate nonconvertible debt instrument with terms and conditions similar to the notes (8.38%), rather than at the yields to maturity of the notes. Accordingly, you will be required to include interest in taxable income in each year in excess of the accruals on the notes for non-tax purposes. Furthermore, in general, upon a sale, exchange, conversion or redemption of a note, you will effectively recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the notes. The amount realized by you effectively will include, in the case of a conversion, the amount of cash and the fair market value of the Shares you receive. Any gain on the sale, exchange, conversion or redemption of a note will be treated as ordinary interest income. You are strongly urged to consult your own tax advisors as to the United States federal, state, local or other tax consequences of acquiring, owning and disposing of the notes and Shares.

      Non-United States persons must consult with their own tax advisors and carefully consider the potential adverse United States federal income tax consequences of an investment in the notes and Shares.

      Although the applicable rules are not entirely clear, and subject to special rules described herein, we currently intend to take the position that the 30% United States federal withholding tax will apply to the amount of any cash and the fair market value of any Shares delivered to non-United States persons by us upon any conversion, redemption or retirement of a note, generally to the extent of any interest income on the note as described above, except to the extent a non-United States person may claim a lower rate of withholding under an applicable income tax treaty.

      Non-United States persons may be subject to adverse United States federal income tax consequences relating to the ownership of the notes and Shares under the Foreign Investment in Real Property Tax Act of 1980.

      For a summary of material United States federal income tax consequences of the purchase, ownership and disposition of the notes and Shares, see “Certain United States Federal Income Tax Considerations.”

      Our substantial indebtedness could adversely affect our financial health. We have a significant amount of indebtedness. On December 31, 2002, we had total indebtedness of $5.319 billion and $870 billion of our debt will become due in less than twelve months. As a result of our debt obligations, we are subject to the following risks: (i) the risk that cash flow from operations will be insufficient to meet required payments of principal and interest; and (ii) the risk that, to the extent that we maintain floating rate indebtedness, interest rates will increase. Our substantial indebtedness could have further important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund acquisitions, working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

      In addition, the indenture and our senior credit facility contain financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

      While our senior debt is currently rated investment grade by one of the two major rating agencies, there can be no assurance we will be able to maintain this rating. On December 20, 2002, that rating agency placed our investment grade rating on “CreditWatch with negative implications.” In the event our senior debt is not investment grade, we would likely incur higher borrowing costs on future financings. At December 31, 2002, our overall Corporate Credit Rating by Standard & Poor’s Rating Services was BBB- (investment grade), and the Company’s Senior Implied Rating by Moody’s Investors Service was Ba1 (the highest non-investment grade rating).

      The indenture will permit us to designate at will subsidiaries to be unrestricted. The indenture contains provisions that permit our Board of Directors to designate a restricted subsidiary as an unrestricted subsidiary at any time. Any subsidiary that is designated unrestricted is not subject to the covenants in the indenture, and as a result, is able to create mortgages, pledges or other liens upon its principal property and engage in sale and lease-back transactions. We have declared all of our subsidiaries as unrestricted subsidiaries and do not presently contemplate that we will have any restricted subsidiaries.

      To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

      Despite the weakened global economies, we believe our cash flow from operations, existing borrowing availability, together with the capacity from additional borrowings, will be adequate to meet all funding requirements for the foreseeable future.

      We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to sell additional assets, reduce capital expenditures and/or refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to sell additional assets, reduce capital expenditures and/or refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all.

      Holders of the notes are effectively subordinated to the indebtedness and other obligations of our subsidiaries that are not guarantors of the notes and indebtedness of Starwood and its subsidiaries that is secured by mortgages. Only Sheraton Holding Corporation guarantees the notes. Our non-guarantor subsidiaries include, but are not limited to, Starwood Hotels & Resorts, a Maryland real estate investment trust that owns a substantial amount of our real estate, our operating subsidiaries other than Sheraton Holding Corporation, our foreign subsidiaries, joint venture entities and non-wholly-owned subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. We have formed additional non-guarantor subsidiaries in the past, and may in the future form other non-guarantor subsidiaries. On December 31, 2002, the notes would have been effectively junior to $1.512 billion of indebtedness of our non-guarantor subsidiaries.

      An active trading market for the notes may not develop. There is no established trading market for the notes and we cannot assure you that an active or liquid trading market for the notes will develop. We have no plans to list the notes on a securities exchange or automated quotation system. The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the price of our Shares, the market for similar securities, prevailing interest rates, the interest of securities dealers in making a market in the notes and other factors. The price at which you may be able to sell the notes, if at all, may be less than the price you pay for them, particularly if an active trading market does not develop.

      Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

      In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

      The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

      On the basis of historical financial information, recent operating history and other factors, we believe that Sheraton Holding Corporation is not insolvent, does not have unreasonably small capital for the business in which it is engaged and has not incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

USE OF PROCEEDS

      We will not receive any proceeds from the sale of the notes or Shares by a selling securityholder.

PRICE RANGE OF THE SHARES AND DIVIDEND POLICY

      The Shares are listed and traded on the New York Stock Exchange under the symbol “HOT”. The following table provides, for the calendar quarters indicated, the high and low sales prices per Share on the New York Stock Exchange Composite Tape and the quarterly cash dividends declared per Share during the periods indicated.

			Cash
Period	High	Low	Dividends Declared

2001
First Quarter	$39.55	$31.75	$0.20
Second Quarter	40.89	31.30	0.20
Third Quarter	37.74	17.10	0.20
Fourth Quarter	30.59	20.80	0.20	(a)
2002
First Quarter	$39.48	$29.31	—
Second Quarter	39.94	32.50	—
Third Quarter	33.50	21.50	—
Fourth Quarter	26.01	19.00	$0.84	(a)
2003
First Quarter (through February 26)	$24.83	$21.68	—

(a)	The Trust declared distributions for the fourth quarter of 2002 and 2001 to shareholders of record on December 31, 2002 and 2001, respectively. The distributions were paid in January 2003 and 2002, respectively.

     The Corporation has not paid any cash dividends since its organization and does not anticipate that it will make any such distributions in the foreseeable future.

      As a consequence of our reorganization in 1999, pursuant to which the Trust became a subsidiary of the Corporation, holders of Class B shares of the Trust are entitled, subject to certain conditions, to receive a non-cumulative annual distribution, which was set at an initial rate of $0.60 per Share for 1999, to the extent the distribution is authorized by the Board of Trustees of the Trust. The distribution was increased to an annual rate of $0.80 per Share in 2001. In the beginning of 2002, we shifted from paying a quarterly distribution to holders of Shares to paying an annual distribution (and intend to continue distributions on an annual basis for 2003). For 2002, the Trust paid a distribution of $0.84 per Share. Unless distributions for the then current distribution period have been paid on the Class B shares of the Trust, the Trust is not permitted to pay a distribution on its Class A shares (except in certain circumstances). We anticipate that the 2003 distributions will be held constant at $0.84 per Share. The final determination of the amount of the distributions will be subject to economic and financial consideration, as well as approval by the Board of Trustees of the Trust.

DESCRIPTION OF THE NOTES

      The notes constitute a separate series under the indenture described below, dated May 25, 2001, among Starwood, Sheraton Holding Corporation and Firstar Bank, N.A. (now known as U.S. Bank National Association), as trustee. The following summary of certain provisions of the indenture does not purport to be complete and is qualified in its entirety by reference to the indenture, which is incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus are a part. All capitalized terms have the meanings specified in the indenture unless otherwise defined herein. In this description, references to a “Share” refer collectively to the attached unit consisting of one Corporation Share and one Class B Share as described under “Description of Capital Stock” in the accompanying prospectus.

Brief Description of the Notes

      The notes are:

•	limited in aggregate principal amount at maturity to $571,669,000;

•	general senior obligations of Starwood;

•	fully and unconditionally guaranteed by Sheraton Holding Corporation;

•	convertible into Shares as described below under “— Conversion Rights”;

•	redeemable at our option on or after May 25, 2004, upon the terms and at the redemption prices set forth below under “— Optional Redemption by Starwood”;

•	subject to repurchase by us at the holder’s option upon the terms and at the repurchase prices set forth below under “— Purchase of the Notes at the Option of the Holder” and “— Repurchase at the Option of the Holder Upon Change in Control”; and

•	due on May 25, 2021, the maturity date, unless earlier converted, redeemed by us at our option or repurchased by us at the holder’s option.

      The notes were initially sold at a substantial discount from their principal amount at maturity. Except as described below under “— Optional Conversion to Semi-annual Coupon Notes Upon Tax Event” and “— Contingent Interest,” we will not make periodic payments of interest on the notes. Each note was originally issued at a price of $524.78 per note. However, original issue discount will accrue on the notes while they remain outstanding. Original issue discount is the difference between the issue price and the principal amount at maturity of a note, which will be $1,000. Original issue discount will accrue at a rate of 3.25% per annum from the date of original issuance. Original issue discount will be calculated on a semi-annual bond equivalent basis, using a 360-day year composed of twelve 30-day months. The date of original issuance of the notes and the commencement of accrual of original issue discount is May 25, 2001.

      Original issue discount will cease to accrue on a note upon its maturity, conversion, purchase by us at the option of a holder or redemption. We cannot reissue a note that has matured or been converted, purchased by us at the option of a holder, redeemed or otherwise cancelled.

      Under the indenture governing the notes, we have agreed, and by acceptance of a beneficial interest in the notes each beneficial owner of a note will be deemed to have agreed, for United States federal income tax purposes, to treat the notes as indebtedness that is subject to the regulations governing contingent payment debt instruments and, for purposes of those regulations, to treat, without limitation, the amount of cash and the fair market value of any Shares received upon a conversion of a note as a contingent payment. In accordance with the foregoing, beneficial owners will be required, in general, to accrue interest based on the rate at which, on the date the notes were originally issued, we would have issued a fixed rate nonconvertible debt instrument with terms and conditions similar to the notes (8.38%), rather than at a lower rate based on the accruals on the notes for non-tax purposes. Accordingly, owners of the notes will be required to include interest in taxable income in each year in excess of the accruals on the notes for non-tax purposes. See “Certain United Federal Income Tax Considerations.”

      Except for the limitations on liens, sale and leaseback transactions and consolidation, merger and sale of assets of Starwood described below, the indenture and the terms of the notes do not contain any covenants or other provisions designed to afford holders of notes protection in the event of a highly leveraged transaction involving Starwood.

      For information regarding conversion, registration of transfer and exchange of global notes, see “— Global Notes; Book Entry Form” below.

Ranking; Guarantee

      The notes rank equal in right of payment with all our other senior indebtedness. The notes are effectively subordinated to all existing and future obligations of our subsidiaries that are not guarantors of the notes. See “Risk Factors — Holders of the notes are effectively subordinated to the indebtedness and other obligations of our subsidiaries that are not guarantors of the exchange notes and indebtedness of Starwood and its subsidiaries that is secured by mortgages.”

      Sheraton Holding Corporation, which guarantees our senior credit facility, has also fully and unconditionally guaranteed the notes. The guarantee of the notes is a senior obligation of Sheraton Holding Corporation, equal in right of payment with the obligations of Sheraton Holding Corporation under its guarantees of our senior credit facility, our 7 3/8% Senior Notes due 2007 and our 7 7/8% Senior Notes due 2012 and as issuer under the Sheraton Holding Public Debt. The obligations of Sheraton Holding Corporation under its guarantee are limited as necessary to prevent the guarantee from constituting a fraudulent conveyance under applicable law.

Conversion Rights

      Subject to restrictions described under “— Share Separation” below, you may convert any outstanding notes (or portions of outstanding notes) into Shares at the conversion rate of 10.1947 Shares per $1,000 principal amount at maturity of notes.

      The conversion rate is, however, subject to adjustment as described below. We will not issue fractional Shares upon conversion of notes. Instead, we will pay a cash adjustment based upon the closing sale price of the Shares on the trading day immediately preceding the conversion date. You may convert notes only in denominations of $1,000 and integral multiples of $1,000.

General

      Subject to the restrictions described below under “— Share Separation,” holders may surrender notes for conversion into Shares prior to the maturity date, only if any of the following conditions is satisfied:

•	the closing sale price per Share for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the calendar quarter in which the conversion occurs is more than a specified percentage (which shall be 120% prior to May 25, 2004, declining 1% on May 25, 2004 and on each May 25 thereafter until May 25, 2013, and thereafter remaining 110% until the maturity date of the notes) of the accreted conversion price per Share on that thirtieth trading day;

•	if we have called the notes for redemption, in which case we will have the option, in lieu of delivering Shares, to pay an equivalent amount in cash;

•	during such period, if any, that the credit rating assigned to the notes by both Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services is below a specified level, or if neither rating agency is rating the notes; or

•	upon the occurrence of specified corporate transactions.

Conversion Upon Satisfaction of Market Price Condition

      A holder may surrender any of its notes for conversion into Shares during any calendar quarter if the closing sale price per Share on the principal national securities exchange on which the Shares are listed, for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter, exceeds a specified percentage (which shall be 120% prior to May 25, 2004, declining 1% on May 25, 2004 and on each May 25 thereafter until May 25, 2013, and thereafter remaining 110% until the maturity date of the notes) of the accreted conversion price per Share on that thirtieth trading day. The accreted conversion price per Share as of any day equals the quotient of the issue price of a note plus the accrued original issue discount for such note through such day, divided by the number of Shares issuable upon conversion of the note on that day. The conversion agent, which will initially be the trustee, will, on our behalf, determine at the end of each quarter if the notes are convertible as a result of the market price of the Shares and notify us.

Conversion Upon Notice of Redemption

      A holder may surrender for conversion any note called for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if it is not otherwise convertible at such time. If a holder has already delivered a purchase notice or a change in control purchase notice with respect to a note, however, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture. Upon conversion after a redemption call, we may, at our option, in lieu of delivering Shares to the holder, elect to pay an amount in cash as described herein. We will give notice of our election to pay cash in lieu of Shares upon a conversion in the notice of redemption.

Conversion Upon Credit Rating Event

      A holder may surrender any of its notes for conversion during any period in which the respective credit ratings assigned to the notes by both Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services are reduced below ba3 and BB, respectively, if the credit rating assigned to the notes is suspended or withdrawn by both such rating agencies or if neither rating agency is rating the notes.

Conversion Upon Specified Corporate Transactions

      Even if the market price condition described above has not occurred, if we elect to:

•	distribute to all holders of Shares certain rights entitling them to purchase, for a period expiring within 60 days, Shares at less than the market price at the time;

•	distribute to all holders of Shares our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 15% (20% upon a Trust Assumption Event (as defined below)) of the closing price per Share on the day preceding the declaration for such distribution; or

•	effect a Share Separation, as described below under “— Share Separation”;

we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. No adjustment to the ability of a holder to convert will be made if the holder will otherwise participate in the distribution without conversion.

      In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which the Shares would be converted into cash, securities or other property, a holder may surrender notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which Shares are converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a note into Shares will be changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its note immediately prior to the transaction. If the transaction also constitutes a “change in control,” as defined below, the holder can require us to purchase all or a portion of its notes as described under “— Repurchase at the Option of the Holder Upon Change in Control.”

Conversion Procedures

      The accreted conversion price per Share as of any day will equal the sum of the issue price of a note plus the accrued original issue discount for such note, with that sum divided by the number of Shares issuable upon a conversion of such note on that day.

      On conversion of a note, a holder will not receive any cash payment in respect of accrued original issue discount. By delivering to the holder the Shares issuable upon conversion, together with a cash payment, if any, in lieu of fractional Shares, we will satisfy our obligation with respect to the notes. That is, accrued but unpaid original issue discount or other interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited.

      You will not be required to pay any transfer taxes or duties relating to the issuance or delivery of the Shares if you exercise your conversion rights, but you will be required to pay any transfer taxes or duties which may be payable relating to any transfer involved in the issuance or delivery of the Shares in a name other than yours. Shares will be issued or delivered in a name other than yours only after all applicable transfer taxes and duties, if any, payable by you have been paid.

      To convert a global note, you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. To convert a definitive note, you must:

•	complete the conversion notice on the back of the note (or a facsimile thereof);

•	deliver the completed conversion notice and the note to be converted to the specified office of the conversion agent;

•	pay all funds required, if any, relating to interest on the note to be converted to which you are not entitled; and

•	pay all transfer taxes or duties, if any, as described in the preceding paragraph.

      After May 25, 2003, in lieu of delivering Shares upon conversion of all or any portion of the notes, we may elect to pay holders surrendering notes for conversion an amount in cash per note equal to the average closing sale price per Share on the principal national securities exchange on which the Shares are listed for the five consecutive trading days immediately following (a) the date of our notice of our election to deliver cash as described below if we have not given notice of redemption, or (b) the conversion date, in the case of a conversion following our notice of redemption specifying that we intend to deliver cash upon conversion, in either case multiplied by the conversion rate in effect on the conversion date.

      We will inform the holders through the trustee no later than two business days following the conversion date of our election to deliver Shares or to pay cash in lieu of delivery of the Shares, unless we have already informed holders of our election in connection with our optional redemption of the notes as described below under “— Optional Redemption by Starwood.” If we elect to deliver all of such payment in Shares, the Shares will be delivered through the trustee no later than the fifth business day following the conversion date. If we elect to pay all or a portion of such payment in cash, the payment, including any delivery of Shares, will be made to holders surrendering notes no later than the tenth business day following the conversion date. If an event of default, as described below under “— Events of Default” (other than a default in a cash payment upon conversion of the notes), has occurred and is continuing, we may not pay cash upon conversion of any notes (other than cash in lieu of fractional shares).

      Our ability to pay holders cash in lieu of Shares upon a conversion of the notes may be limited by the terms of our then existing borrowing agreements.

      The conversion date will be the date on which all the foregoing requirements have been satisfied. The note will be deemed to have been converted immediately prior to the close of business on the conversion date.

Adjustments to the Conversion Rate

      The conversion rate will not be adjusted for accrued original issue discount. We will adjust the initial conversion rate for:

•	dividends or distributions to the holders of Shares payable in Shares or other capital stock of Starwood;

•	subdivisions, combinations or certain reclassifications of the Shares (or any component of the Shares);

•	distributions to all holders of Shares of certain rights to purchase the Shares for a period expiring within 60 days at less than the market price at the time;

•	distributions to all holders of Shares of our assets, debt securities or certain rights to purchase our securities, which distribution has a per Share value exceeding 15% (20% upon a Trust Assumption Event (as defined below)) of the closing price per Share on the day preceding the declaration for such distribution; and

•	a Share Separation, as described below under “— Share Separation.”

      However, no adjustment need be made if holders may participate in the transaction or in certain other cases. In cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities, applicable to one Share, distributed to the holders of Shares

•	equals or exceeds the average quoted price of the Share, or

•	such average quoted price exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00,

rather than being entitled to an adjustment in the conversion rate, the holder of a note will be entitled to receive upon conversion, in addition to the Shares, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such note immediately prior to the record date for determining holders of Shares entitled to receive the distribution.

      In the event that we distribute shares of capital stock of a subsidiary of ours, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of the Shares, in each case over a measurement period following the distribution.

      In the event we elect to make a distribution described in the third, fourth or fifth bullet of the third preceding paragraph above, we will be required to give notice to the holders of the notes at least 20 days prior to the ex-dividend date for such distribution and, upon the giving of such notice, the notes may be surrendered for conversion at any time until the close of business on the business day prior to the ex-dividend date or until we announce that such distribution will not take place. No adjustment to the conversion rate or the ability of a holder of a note to convert will be made if the holder would otherwise participate in the distribution without conversion or in certain other cases.

      The indenture permits us to increase the conversion rate from time to time.

      In the event of:

•	a taxable distribution to holders of Shares which results in an adjustment of the conversion rate, or

•	an increase in the conversion rate at our discretion,

the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to federal income tax as a dividend. See “Certain United States Federal Income Tax Considerations — United States Holders — Constructive Distributions.”

      If we exercise our option to have interest instead of original issue discount accrue on the notes following a Tax Event, or if contingent interest is payable, the holder will be entitled on conversion to receive the same number of Shares the holder would have received if we had not exercised such option. If we exercise this option, notes surrendered for conversion by a holder during the period from the close of business on any regular record date to the opening of business on the next interest payment date, unless such notes have been called for redemption, must be accompanied by payment of an amount equal to the interest that the registered holder is to receive on the notes. Except where notes are surrendered for conversion after a record date as described above, we will not pay interest on converted notes on any interest payment date subsequent to the date of conversion. See “— Optional Conversion to Semi-annual Coupon Note Upon Tax Event.”

Contingent Interest

      Subject to the accrual and record date provisions described below, we will pay contingent interest to the holders of notes during any six-month period from May 25 to November 24 and from November 25 to May 24, commencing May 25, 2004, if the average market price of a note for the five trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the sum of the issue price and accrued original issue discount for such note to the day immediately preceding the relevant six-month period. See “— Optional Redemption by Starwood” for some of these values.

      The amount of contingent interest payable per note in respect of any six-month period will equal the greater of (i) a per annum rate equal to 5% of our then current borrowing rate for senior non-convertible fixed-rate indebtedness with a maturity date comparable to the notes, estimated in good faith by us, multiplied by the sum of the issue price of the note and the accrued original issue discount on the note as of the day immediately preceding the relevant six-month period, and (ii) a per annum rate of 0.25% multiplied by the average market price of a note for the five trading days ending on the second day immediately preceding the relevant six-month period. Contingent interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Contingent interest, if any, will accrue and be payable to holders of notes as of the fifteenth day preceding the last day of the relevant six-month period. Such payments will be paid on the last day of the relevant six-month period.

      The original issue discount will continue to accrue at the original yield to maturity whether or not contingent interest is paid.

      The market price of a note on any date of determination means the average of the secondary market bid quotations per note obtained by the bid solicitation agent for $10 million principal amount at maturity of notes at approximately 4:00 p.m., New York City time, on such determination date from two unaffiliated securities dealers we select, provided that if:

•	at least two such bids are not obtained by the bid solicitation agent, or

•	in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes,

then the market price of a note will equal (a) the then applicable conversion rate of such note multiplied by (b) the average closing price of the Shares on the five trading days ending on such determination date, appropriately adjusted.

      The bid solicitation agent will initially be the trustee. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers that are believed by us to be willing to bid for the notes.

      Upon determination that noteholders will be entitled to receive contingent interest which may become payable during a relevant six-month period, on or prior to the start of such six-month period we will issue a press release and publish such information on our web site at www.starwoodhotels.com.

      In the event contingent interest is payable, we will not pay interest accrued and unpaid on any note that is converted into Shares, except under certain limited circumstances. See “— Conversion Rights” above. If a holder of notes converts after a record date for an interest payment but prior to the corresponding interest payment date, it will receive on the interest payment date contingent interest accrued and paid on such notes, notwithstanding the conversion of such notes prior to such interest payment date, because such holder will have been the holder of record on the corresponding record date. However, at the time such holder surrenders such notes for conversion, it must pay us an amount equal to the contingent interest that has accrued and will be paid on the interest payment date. The preceding sentence does not apply, however, to a holder that converts, after a record date for an interest payment but prior to the corresponding interest payment date, notes that are called by us for redemption. Accordingly, if we redeem notes on a date after a record date for an interest payment but prior to the corresponding contingent interest payment date, and prior to the redemption date the holder of such notes chooses to convert such notes, the holder will not be required to pay us, at the time it surrenders such notes for conversion, the amount of interest on such notes it will receive on the interest payment date.

      We will not pay contingent interest, if any, to a person other than the holder of record on the record date if we redeem the notes on a date that is after the record date and prior to the corresponding interest payment date. In this instance, we will pay interest accrued and unpaid on the notes being redeemed to but not including the redemption date to the same person to whom we will pay the principal of such notes.

      Except as provided below, we will pay contingent interest on:

•	the global notes to DTC in immediately available funds;

•	definitive notes having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of these notes; and

•	definitive notes having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds at the election of the holders of these notes.

Optional Redemption by Starwood

      No sinking fund is provided for the notes. Prior to May 25, 2004, the notes will not be redeemable at our option. Beginning on May 25, 2004, we may redeem the notes for cash as a whole at any time, or from time to time in part. We will give not less than 30 days nor more than 60 days notice of redemption by mail to holders of notes. Notes or portions of notes called for redemption will be convertible by the holder, if otherwise convertible, until the close of business on the second business day prior to the redemption date. Upon conversion after a redemption call, we may, at our option, in lieu of delivering Shares to the holder, elect to pay an amount in cash equal to the average closing price per Share for the five consecutive trading days ending on the third trading day prior to the conversion date multiplied by the conversion rate. We will give notice of our election to pay cash in lieu of Shares upon a conversion in the notice of redemption.

      If converted to semi-annual coupon notes following the occurrence of a Tax Event, the notes will be redeemable at the restated principal amount plus accrued and unpaid interest from the date of conversion through the conversion date. However, in no event may the notes be redeemed prior to May 25, 2004. See “— Optional Conversion to Semi-annual Coupon Note Upon Tax Event.”

      If we redeem less than all the outstanding notes, the trustee shall select the notes to be redeemed on a pro rata basis in principal amounts at maturity of $1,000 or integral multiples of $1,000. If a portion of a holder’s notes is selected for partial redemption and the holder converts a portion of the notes, the converted portion shall be deemed to be the portion selected for redemption.

      The table below shows redemption prices of a note on May 25, 2004, at each May 25 thereafter prior to maturity and the price at maturity on May 25, 2021. These prices reflect the issue price plus accrued original issue discount to the redemption date or to maturity. The redemption price of a note redeemed between such dates would include an additional amount reflecting the additional discount accrued since the next preceding date in the table. In addition to the amounts indicated below, the redemption price will also include accrued and unpaid contingent interest, if any.

	Issue	Accrued Original	Redemption
Redemption Date	Price	Issue Discount	Price

May 25:
2004	$524.78	$53.29	$578.07
2005	524.78	72.23	597.01
2006	524.78	91.79	616.57
2007	524.78	111.99	636.77
2008	524.78	132.86	657.64
2009	524.78	154.40	679.18
2010	524.78	176.65	701.43
2011	524.78	199.64	724.42
2012	524.78	223.37	748.15
2013	524.78	247.88	772.66
2014	524.78	273.20	797.98
2015	524.78	299.34	824.12
2016	524.78	326.35	851.13
2017	524.78	354.23	879.01
2018	524.78	383.03	907.81
2019	524.78	412.78	937.56
2020	524.78	443.49	968.27
At stated maturity	524.78	475.22	1,000.00

Purchase of the Notes at the Option of Holder

      On May 25 of each of 2004, 2006, 2011 and 2016, each holder may require us to purchase any outstanding notes held by the holder for which the holder has properly delivered and not withdrawn a written purchase notice, subject to certain additional conditions. Holders may submit their notes for purchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the purchase date until the close of business on the third business day prior to the purchase date.

      The purchase price of the notes will be:

      $578.07 per note on May 25, 2004;

      $616.57 per note on May 25, 2006;

      $724.42 per note on May 25, 2011; and

      $851.13 per note on May 25, 2016.

      The purchase prices shown above are equal to the issue price plus accrued original issue discount to the purchase date. If prior to a purchase date the notes have been converted to semi-annual coupon notes following the occurrence of a Tax Event, the purchase price will be equal to the restated principal amount plus accrued and unpaid interest from the date of the conversion to the purchase date. See “— Optional Conversion to Semi-annual Interest Upon Tax Event.”

      We may, at our option, elect to pay the purchase price in cash or Shares or any combination thereof.

      We will be required to give notice on a date not less than 20 business days prior to each purchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things:

•	whether we will pay the purchase price of notes in cash or Shares or any combination thereof, specifying the percentages of each;

•	if we elect to pay in Shares, the number of Shares will be equal to the accrued value divided by average closing price per Share for the five consecutive trading days ending on the third trading day prior to the purchase date; and

•	the procedures that holders must follow to require us to purchase their notes, as described below.

      The purchase notice given by each holder electing to require us to purchase notes shall be given so as to be received by the paying agent no later than the close of business on the third business day prior to the purchase date and must state:

•	the certificate numbers of the holder’s notes to be delivered for purchase;

•	the portion of the principal amount at maturity of notes to be purchased, which must be $1,000 or an integral multiple of $1,000;

•	that the notes are to be purchased by us pursuant to the applicable provisions of the indenture; and

•	in the event we elect, pursuant to the notice that we are required to give, to pay the purchase price in Shares, in whole or in part, but the purchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment of the purchase price or portion of the purchase price in Shares is not satisfied prior to the close of business on the purchase date, as described below, whether the holder elects:

(i) to withdraw the purchase notice as to some or all the notes to which it relates; or

(ii) to receive cash in such event in respect of the entire purchase price for all notes or portions of notes subject to such purchase notice.

      If the holder fails to indicate the holder’s choice with respect to the election described in the final bullet point above, the holder shall be deemed to have elected to receive cash in respect of the entire purchase price for all notes subject to the purchase notice in these circumstances.

      A holder may withdraw any purchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the purchase date. The notice of withdrawal shall state:

•	the principal amount at maturity being withdrawn;

•	the certificate numbers of the notes being withdrawn; and

•	the principal amount at maturity, if any, of the notes that remain subject to the purchase notice.

      If we elect to pay the purchase price, in whole or in part, in Shares, the number of Shares to be delivered by us shall be equal to the portion of the purchase price to be paid in Shares divided by the market price of the Shares. The “market price” of the Shares means the average sale prices of the Shares for the five-day trading period ending on the third trading day prior to the applicable purchase date. We will adjust the market price to take into account the occurrence, during the period commencing on the first of such trading days during such five-day trading period and ending on such purchase date, of certain events that would result in an adjustment of the conversion rate with respect to the Shares.

      The “sale price” of the Shares on any date means the closing per Share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Shares are traded or, if the Shares are not listed on a United States national or regional securities exchange, as reported by Nasdaq.

      Because the market price of the Shares is determined prior to the applicable purchase date, holders of notes bear the market risk with respect to the value of the Shares to be received from the date such market price is determined to such purchase date. We may pay the purchase price or any portion of the purchase price in Shares only if the information necessary to calculate the market price is published in a daily newspaper of national circulation.

      In addition to the above conditions, our right to purchase notes, in whole or in part, with Shares is subject to our satisfying the following conditions:

•	listing such Shares on the principal United States securities exchange on which then-listed Shares are listed or, if there are no then-listed Shares, on Nasdaq;

•	the registration of the Shares under the Securities Act and the Exchange Act, if required; and

•	any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

      If these conditions are not satisfied with respect to a holder prior to the close of business on the purchase date, we will pay the purchase price of the notes to the holder entirely in cash. We may not change the form or components or percentages of components of consideration to be paid for the notes once we have given the notice that we are required to give to holders of notes, except as described in the first sentence of this paragraph.

      In connection with any purchase offer, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

•	file Schedule TO, if required, or any other required schedule under the Exchange Act.

      Our obligation to pay the purchase price for a note for which a purchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. We will cause the purchase price for the note to be paid promptly following the later of the purchase date and the time of delivery of the note.

      If the paying agent holds money or securities sufficient to pay the purchase price of the note on the business day following the purchase date in accordance with the terms of the indenture, then, immediately after the purchase date, the note will cease to be outstanding and original issue discount on such note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the note.

      Our ability to purchase notes with cash may be limited by the terms of our then existing borrowing agreements.

      We may not purchase any notes at the option of holders if an event of default with respect to the notes has occurred and is continuing, other than a default in the payment of the purchase price with respect to such notes.

Repurchase at the Option of the Holder Upon Change in Control

      In the event of a change in control occurring on or prior to May 25, 2004, each holder will have the right, at the holder’s option, subject to the terms and conditions of the indenture, to require us to purchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount at maturity, at a price for each $1,000 principal amount at maturity of such notes equal to the issue price plus accrued original issue discount to the purchase date. We will be required to purchase the notes no later than 35 business days after the occurrence of such change in control. We refer to this date in this prospectus supplement as the “change in control purchase date.”

      Under the indenture, a “change in control” of Starwood is deemed to have occurred at such time as:

•	any person, including its affiliates and associates, other than us, our subsidiaries or our or their employee benefit plans, or any excluded person, files a Schedule TO (or any schedule, form or report under the Exchange Act) disclosing that such person has become the direct or indirect beneficial owner of 50% or more of the voting power of the Shares or other capital stock into which the Shares are reclassified or changed, with certain exceptions; or

•	there shall be consummated any Share exchange, consolidation or merger of Starwood pursuant to which the Shares will be converted into cash, securities or other property, in each case other than a Share exchange, consolidation or merger of Starwood in which the holders of the Shares immediately prior to the Share exchange, consolidation or merger of Starwood have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after the Share exchange, consolidation or merger. See “— Certain Covenants — Consolidation, Merger or Sale.”

An “excluded person” is Barry S. Sternlicht or any of his affiliates in which he beneficially owns more voting securities than any other person.

      If prior to a change in control purchase date the notes have been converted to semi-annual coupon notes following the occurrence of a Tax Event, we will be required to purchase the notes at a cash price equal to the restated principal amount plus accrued and unpaid interest from the date of the conversion to the change in control date.

      Within 15 business days after the occurrence of a change in control, we must mail to the trustee and to all holders of notes at their addresses shown in the register of the registrar and to beneficial owners, as required by applicable law, a notice regarding the change in control, which notice must state, among other things:

•	the events causing a change in control;

•	the date of such a change in control;

•	the last date on which a holder may exercise the purchase right;

•	the change in control purchase price;

•	the change in control purchase date;

•	the name and address of the paying agent and the conversion agent;

•	the conversion rate and any adjustments to the conversion rate;

•	that notes with respect to which a change in control purchase notice is given by the holder may be converted, if otherwise convertible, only if the change in control purchase notice has been withdrawn in accordance with the terms of the indenture; and

•	the procedures that holders must follow to exercise these rights.

      To exercise this right, the holder must deliver a written notice so as to be received by the paying agent no later than the close of business on the third business day prior to the change in control purchase date. The required purchase notice upon a change in control must state:

•	the certificate numbers of the notes to be delivered by the holder;

•	the portion of the principal amount at maturity of notes to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

•	that we are to purchase such notes pursuant to the applicable provisions of the notes.

      A holder may withdraw any change in control purchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the change in control purchase date. The notice of withdrawal must state:

•	the principal amount at maturity of the notes being withdrawn;

•	the certificate numbers of the notes being withdrawn; and

•	the principal amount at maturity, if any, of the notes that remain subject to a change in control purchase notice.

      Our obligation to pay the change in control purchase price for a note for which a change in control purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after the delivery of such change in control purchase notice. We will cause the change in control purchase price for such note to be paid in cash promptly following the later of the change in control purchase date and the time of delivery of such note.

      If the paying agent holds money sufficient to pay the change in control purchase price of the note on the change in control purchase date in accordance with the terms of the indenture, then, immediately after the change in control purchase date, the original issue discount on such note will cease to accrue, whether or not the note is delivered to the paying agent, and all other rights of the holder shall terminate, other than the right to receive the change in control purchase price upon delivery of the note.

      The indenture does not permit our board of directors to waive our obligation to purchase notes at the option of holders in the event of a change in control.

      In connection with any purchase offer in the event of a change in control, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

•	file Schedule TO, if required, or any other required schedule under the Exchange Act.

      The change in control purchase feature of the notes may in certain circumstances make more difficult or discourage a takeover of Starwood. The change in control purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate Shares;

•	to obtain control of Starwood by means of a merger, tender offer, solicitation or otherwise; or

•	part of a plan by management to adopt a series of anti-takeover provisions.

      Instead, the change in control purchase feature is a standard term contained in securities similar to the notes.

      Our ability to purchase notes with cash may be limited by the terms of our then existing borrowing agreements.

      We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a change in control with respect to the change in control purchase feature of the notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

      We may not purchase notes at the option of holders upon a change in control if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the change in control purchase price with respect to the notes.

Optional Conversion to Semi-annual Coupon Notes Upon Tax Event

      From and after the date of the occurrence of a Tax Event (as described below), we will have the option to elect to have interest in lieu of future original issue discount accrue at 3.25% per year on a restated principal amount per note (as applicable, the “restated principal amount”) equal to the issue price plus original issue discount accrued to the date of the Tax Event or the date on which we exercise the option described herein, whichever is later (the “option exercise date”). Except as otherwise described in this section, the other terms of the notes will remain unchanged in all material respects.

      Such interest shall accrue from the option exercise date and will be payable semi-annually on the interest payment dates of May 25 and November 25 of each year to holders of record at the close of business on May 1 or November 1 of each year immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the option exercise date. In the event that we exercise our option to pay interest, the redemption price, purchase price and change in control purchase price on the notes will be adjusted. However, there will be no change in the holder’s conversion rights, except as described under “— Conversion Rights” above.

      A “Tax Event” means that Starwood shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after the date of this prospectus supplement, as a result of:

•	any issuance or announcement of an amendment to, or change in, or an amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or

•	any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority,

in each case, which amendment or change is enacted, promulgated, issued or announced, or which interpretation is issued or announced or which action is taken, on or after the date of this prospectus supplement, there is more than an insubstantial risk that interest (including original issue discount and contingent interest, if any) payable on the notes either:

•	would not be deductible on a current accrual basis, or

•	would not be deductible under any other method,

in either case, in whole or in part, by us (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

      The modification of the terms of notes by us upon a Tax Event as described above could possibly alter the timing of income recognition by holders of the notes with respect to the semi-annual payments of interest due on the notes after the option exercise date. See “Certain United States Federal Income Tax Considerations.”

Share Separation

      Subject to the next paragraph, the indenture provides that in the event of a transaction that results in the Corporation Shares trading on a national securities exchange separately from the Class B Shares, whether or not the Class B Shares continue to trade (a “Share Separation”), the notes will become convertible solely into Corporation Shares at a conversion price equal to the conversion price in effect immediately prior to the Share Separation multiplied by a percentage equal to one minus the Trust Percentage. The “Trust Percentage” is the percentage derived by dividing the aggregate value of all the Class B Shares outstanding immediately after the Share Separation by the sum of (i) the aggregate value of all such Class B Shares and (ii) the aggregate value of all the Corporation Shares outstanding immediately after the Share Separation. All such values shall be based on the average closing prices on the applicable principal trading market of the Corporation Shares or the Class B Shares, as the case may be, over the first five consecutive trading days after the effective date of the Share Separation; provided that if the Class B Shares are not then traded on a national securities exchange, the aggregate value of the Class B Shares shall be determined in good faith by our board of directors based upon the valuation opinion of a nationally recognized investment bank. No conversions will be permitted from the record date for such Share Separation until the first business day after such five consecutive trading days. “Corporation Shares” and “Class B Shares” are described in the accompanying prospectus under “Description of Stock.”

      In the event (a “Trust Assumption Event”) that (i) the Trust Percentage is greater than 50% and (ii) a Rating Event occurs, then the Trust shall assume all obligations of the Corporation under the notes and the indenture and the notes will be convertible solely into Class B Shares at a conversion price equal to the conversion price in effect immediately prior to the Share Separation multiplied by the Trust Percentage. A “Rating Event” means that, after the first public announcement by the Corporation of a Share Separation and before the effective date thereof, either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services (or, in either case, if such person ceases to rate the notes for reasons outside of our control, any other “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by us as a replacement agency) rates the long-term senior debt of the Corporation below the rating of the notes in effect immediately prior to such public announcement. Upon the assumption of the Corporation’s obligations by the Trust in such circumstances, the Corporation will be discharged from all obligations under the notes and the indenture.

      Any Share Separation that would otherwise require adjustment of the conversion price under another provision of the indenture described under “— Conversion Rights — Adjustments to the Conversion Rate” above will not result in any such adjustment other than as described in the preceding two paragraphs.

      Following a Share Separation, but only where appropriate (as set out in the indenture governing the notes), the term “Share” shall mean a Corporation Share or, if a Trust Assumption Event occurs, a Class B Share.

      Upon the occurrence of a Trust Assumption Event, (i) either the Corporation or the Trust shall have the right for the next 60 days to redeem all the notes for cash in an amount equal to the accreted value of the notes as described above and (ii) the holders of the notes shall have the right for the next 60 days to require the Trust to repurchase the notes for cash in an amount equal to such accreted value.

      Upon a Trust Assumption Event, it is likely that beneficial owners of notes would be treated for United States federal income tax purposes as exchanging their existing notes for new notes issued by the Trust and required to recognize gain or loss on the deemed exchange. Potential owners must consult their own tax advisors in this regard.

Certain Covenants

      The indenture requires Starwood to comply with certain restrictive covenants as described below. The indenture does not require Starwood to maintain any Restricted Subsidiaries and Starwood does not intend to maintain any Restricted Subsidiaries. Accordingly, if Starwood elects not to maintain any Restricted Subsidiaries, the indenture will not provide any limitations on the activity of any Starwood subsidiary. However, the indenture does contain certain provisions applicable to both Starwood and to any companies maintained as Restricted Subsidiaries, and such provisions are described below.

Certain Definitions Used In the Covenants.

      Set forth below are certain definitions used in the indenture.

      “Capitalized Lease-Back Obligation” means the total net rental obligations of Starwood or a Restricted Subsidiary under any lease entered into as part of a sale and lease-back transaction involving a Principal Property discounted to present value at the rate of 9% per annum.

      “Consolidated Net Tangible Assets” means the total of all assets appearing on a consolidated balance sheet of Starwood and its Restricted Subsidiaries prepared in accordance with accounting principles generally accepted in the United States as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined, but excluding (i) the book amount of all segregated intangible assets, (ii) all depreciation, valuation and other reserves, (iii) current liabilities, (iv) any minority interest in the stock and surplus of Restricted Subsidiaries, (v) investments in subsidiaries which are not Restricted Subsidiaries, (vi) deferred income and deferred liabilities, and (vii) other items deductible under generally accepted accounting principles.

      “Principal Property” means any single property owned by Starwood or any Restricted Subsidiary having a gross book value in excess of 2% of Consolidated Net Tangible Assets, except any such property or portion thereof which the Starwood board of directors by resolution declares is not of material importance to the total business conducted by Starwood and its Restricted Subsidiaries as an entirety.

      “Restricted Subsidiary” means any subsidiary other than an Unrestricted Subsidiary.

      “Unrestricted Subsidiary” means:

(i) any subsidiary 50% or less of the voting stock of which is owned directly by Starwood and/or one or more Restricted Subsidiaries; or

(ii) any subsidiary designated as an Unrestricted Subsidiary by the Starwood board of directors.

Designation of Restricted Subsidiaries and Unrestricted Subsidiaries.

      A Restricted Subsidiary may at any time be designated as an Unrestricted Subsidiary and an Unrestricted Subsidiary’s designation as such may at any time be rescinded by the Starwood board of directors, and any subsidiary may be the subject of a series of such designations and rescissions thereof, without limitation, except that:

(i) a subsidiary may not become an Unrestricted Subsidiary if, upon the effectiveness thereof, it would own any capital stock of, or hold any indebtedness of, any Restricted Subsidiary; and

(ii) an Unrestricted Subsidiary may not become a Restricted Subsidiary unless such subsidiary has outstanding no liens upon its property which such subsidiary would be prohibited, under the restriction on liens described below, from creating immediately after it becomes a Restricted Subsidiary and, with certain exceptions, such subsidiary is not a party to any lease which it would have been prohibited, under the restriction on sale and lease-back transactions described below, from entering into had it been a Restricted Subsidiary at the time it entered into such lease.

      We have designated all our subsidiaries Unrestricted Subsidiaries.

Sale and Lease-Back.

      The indenture provides that neither Starwood nor any Restricted Subsidiary may enter into any sale and lease-back transaction (except for temporary leases of a term of not more than three years and except for leases between Starwood and a Restricted Subsidiary or between Restricted Subsidiaries) involving the leasing by Starwood or any Restricted Subsidiary of any Principal Property, more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, unless either:

(i) Starwood applies an amount equal to the greater of the fair value (as determined by the Starwood board of directors) of such property and the net proceeds of such sale, within 120 days, to the retirement of the notes or other indebtedness ranking equal in right of payment with the notes, or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof; or

(ii) at the time of entering into such transaction, such Principal Property could have been subjected to a mortgage-securing indebtedness in a principal amount equal to the Capitalized Lease-Back Obligation with respect to such Principal Property under clause (m) of the provision for limitations on liens referred to below without securing the notes as contemplated by that provision.

Liens.

      The indenture prohibits Starwood and its Restricted Subsidiaries from creating any mortgages or other liens upon any Principal Property (without securing the notes equally and ratably with all other indebtedness secured thereby), with the following exceptions:

(a) mortgages or other liens on any such property acquired, constructed or improved by Starwood or a Restricted Subsidiary to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement or any mortgage or other lien on any such property existing at the time of acquisition thereof;

(b) any mortgage or other lien on any property of another company existing at the time it is acquired by merger, consolidation or acquisition of substantially all of its stock or its assets;

(c) pledges or deposits to secure payment of workers’ compensation or insurance premiums, or relating to tenders, bids, contracts (except contracts for the payment of money) or leases;

(d) pledges or liens in connection with tax assessments or other governmental charges, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

(e) pledges or liens to secure a stay of process in proceedings to enforce a contested liability, or required in connection with the institution of legal proceedings or in connection with any other order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge, or deposits with a governmental agency entitling Starwood or a Restricted Subsidiary to maintain self-insurance or to participate in other specified insurance arrangements;

(f) mechanics’, carriers’, workmen’s and other like liens;

(g) encumbrances in favor of the U.S. Government to secure progress or advance payments;

(h) mortgages, pledges or other liens securing any indebtedness incurred to finance the cost of property leased to the U.S. Government at a rental rate sufficient to pay the principal of and interest on such indebtedness;

(i) mortgages or other liens securing indebtedness of a Restricted Subsidiary to Starwood or to a Restricted Subsidiary;

(j) mortgages, pledges or other liens affecting property securing indebtedness of a governmental authority issued to finance the cost of a pollution control program with respect to operations of Starwood or a Restricted Subsidiary;

(k) renewals, extensions and replacements of any permitted mortgage, lien, deposit or encumbrance, provided the amount secured is not increased;

(l) mortgages or other liens on any such property existing on the date of the indenture; and

(m) the creation of any other mortgage, pledge or other lien, if, after giving effect to the creation thereof, the total of (i) the aggregate principal amount of indebtedness of Starwood and its Restricted Subsidiaries secured by all mortgages, pledges or other liens created under the provisions referred to in this clause (m), plus (ii) the aggregate amount of Capitalized Lease-Back Obligations of Starwood and its Restricted Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provision for limitations on such transactions described above, but for the satisfaction of the condition referred to in clause (ii) of the description of such provision, will not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

      The lease of any property and rental obligations thereunder (whether or not involving a sale and lease-back and whether or not capitalized) shall not be deemed to create a lien. The sale or other transfer of (a) timber or other natural resources in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such resources, or (b) any other interest in property of the character commonly referred to as a “production payment,” shall not be deemed to create a lien.

Consolidation, Merger or Sale.

      The indenture provides that, except as otherwise provided under “— Share Separation” above, we may consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, if among other things, (i) the resulting, surviving or transferee person (if other than us) assumes all our obligations under the notes and the indenture and (ii) we or such successor person are not immediately thereafter in default under the indenture. Upon the assumption of our obligations by such a person upon the sale of all or substantially all of the assets in compliance with the indenture, we shall be discharged from all obligations under the notes and the indenture. Although such transactions are permitted under the indenture, certain of the foregoing transactions could constitute a “change in control,” as described above under “— Repurchase at the Option of the Holder upon Change in Control,” permitting each holder to require us to purchase the notes of such holder as described above.

Modification and Waiver

      The indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, with respect to any series of notes, without the consent of the holder of such series of notes, for the purposes of, among other things:

•	adding to our covenants for the benefit of the holders of the notes of such series;

•	surrendering any right or power conferred upon us in respect of such series;

•	providing for the assumption of our obligations to the holders of the notes of such series in the case of a permitted merger, consolidation, conveyance, transfer or lease;

•	complying with the requirements of the Securities and Exchange Commission (the “SEC”) in connection with the registration of the notes of such series under the Securities Act and the qualification of the indenture under the Trust Indenture Act, provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of the notes of such series in any material respect; and

•	curing any ambiguity or correcting or supplementing any defective provision contained in the indenture; provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of the notes of such series in any material respect.

      Modifications and amendments to the indenture or to the terms and conditions of the notes of such series may also be made, and past defaults by us may be waived, either:

•	with the written consent of the holders of at least a majority in aggregate principal amount at maturity of the notes of such series at the time outstanding; or

•	by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount at maturity of the notes of such series represented at such meeting.

      However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of the holder of each note so affected:

•	change the stated maturity of such note;

•	reduce the principal amount at maturity, issue price, redemption price or purchase price (including change in control purchase price) on such note;

•	change the currency of payment of such note or interest thereon;

•	alter the manner of calculation or rate of accrual of original issue discount or interest (including contingent interest) on such note or extend the time of payment of any such amount;

•	except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of such holder, or adversely affect the conversion rights of such holder;

•	reduce the percentage in aggregate principal amount at maturity of any note outstanding necessary to modify or amend the indenture or to waive any past default; or

•	impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, such note.

Events of Default

      The indenture provides that the following are “Events of Default” thereunder with respect to any series of the notes issued thereunder:

•	default in the payment of the principal of (or premium, if any, on) any notes of such series when and as the same shall be due and payable;

•	default for 30 days in the payment of any installment of contingent or other interest or liquidated damages on any notes of such series;

•	default for 60 days after notice in the performance of any other covenant in respect of the notes of such series contained in the indenture;

•	acceleration of certain debt instruments of at least $100,000,000 aggregate principal amount of Starwood, which acceleration shall not have been rescinded or annulled within 30 days after notice; or

•	certain events in bankruptcy, insolvency or reorganization of Starwood or of any significant subsidiary that is then a guarantor of the notes.

      An Event of Default with respect to any particular series of notes issued under an indenture does not necessarily constitute an Event of Default with respect to any other series of notes issued under such indenture. The trustee may withhold notice to the holders of any notes of any default (except in the payment of principal or interest) if it considers such withholding in the interests of such holders.

      If an Event of Default with respect to any series of notes shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of such series of notes may declare the principal of all the notes of such series to be due and payable immediately; provided, however, that, subject to certain conditions, any such declaration and its consequences may be rescinded and annulled by the holders of not less than a majority in aggregate principal amount of the notes of such series.

      The indenture requires Starwood to file annually with the trustee a certificate, signed by a specified officer, stating whether or not such officer has obtained knowledge of any default by Starwood, as the case may be, in the performance, observance or fulfillment of any condition or covenant of such indenture, and, if so, specifying each such default and the nature thereof.

      Subject to provisions relating to its duties in case of default, a trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless such holders shall have offered to such trustee reasonable indemnity.

      Subject to such provisions for indemnification, the holders of a majority in principal amount of the notes of any series may direct the time, method and place of conducting any proceeding or any remedy available to the appropriate trustee, or exercising any trust or power conferred upon such trustee, with respect to the notes of such series.

Governing Law

      The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Registration Rights

      Prior to or on the closing of the original sale of the notes, we and Sheraton Holding Corporation entered into a registration rights agreement with the initial purchaser for the benefit of the holders of the notes. Pursuant to the registration rights agreement, we and Sheraton Holding Corporation agreed to, at our expense:

•	use reasonable efforts to file with the SEC not later than August 23, 2001, the date 90 days after the earliest date of original issuance of any of the notes (the “issue date”), a shelf registration statement (the “Shares registration statement”) on such form as we deem appropriate covering resales by holders of all Shares issuable upon conversion of the notes;

•	use reasonable efforts to cause the Shares registration statement to become effective as promptly as is practicable, but in no event later than October 22, 2001, the date 150 days after the issue date;

•	file with the SEC no later than May 25, 2002, the date 365 days after the issue date, a shelf registration statement (the “notes registration statement”) on such form as we deem appropriate covering resales by holders of all notes and any Shares issuable upon conversion of the notes not effectively registered under the Shares registration statement;

•	use reasonable efforts to cause the notes registration statement to become effective as promptly as is practicable, but in no event later than August 18, 2002, the date 450 days after the issue date; and

•	use our reasonable efforts to keep both registration statements effective until the earliest of:

•	two years after the last date of original issuance of any of the notes (provided that Starwood provides an opinion of counsel or an SEC no-action letter that the exemption under Rule 144(k) under the Securities Act is then available for both the notes and the Shares issuable upon conversion for non-affiliates of Starwood, as applicable with respect to the notes registration statement or the Shares registration statement, as the case may be); and

•	the date on which all the notes and the Shares issuable upon conversion of the notes of those holders that complete and deliver in a timely manner the selling securityholder election and questionnaire are registered under either shelf registration statement and disposed of in accordance with the applicable shelf registration statement.

      The registration statement of which this prospectus is a part constitutes the notes registration statement and also covers the Shares that were covered by the Shares registration statement.

      If,

•	with respect to the notes and Shares, a shelf registration statement has not been filed prior to or on the 365th day following the issue date;

•	with respect to the notes and Shares, a shelf registration statement has not been declared effective prior to or on the 450th day following the issue date (the “effectiveness target date”); or

•	at any time after the effectiveness target date, the registration statement, with respect to the notes and Shares, ceases to be effective or fails to be usable and (1) we do not cure the registration statement, with respect to the notes and Shares, within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (2) if applicable, we do not terminate the suspension period described above, by the 45th or 75th day, as the case may be (each, a “registration default”), additional interest as liquidated damages will accrue on the notes, from and including the day following the registration default to, but excluding, the earlier of the day on which the registration default has been cured and the second anniversary of the issue date. Liquidated damages will be paid semi-annually in arrears on each May 25 and November 25, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which such liquidated damages begin to accrue, and will accrue at a rate per year equal to:

•	0.25% of the Applicable Amount (as defined below) to and including the 120th day following such registration default; and

•	0.50% of the Applicable Amount from and after the 121st day following such registration default.

      In no event will liquidated damages accrue at a rate per year exceeding 0.50%. A holder will not be entitled to liquidated damages unless it has provided all information required to be provided by such holder to the Company prior to the deadline for such information. “Applicable Amount” means, with respect to each $1,000 principal amount at maturity of notes, the sum of the initial issue price of such notes plus accrued original issue discount with respect to such notes through the date of determination.

      Because the notes registration statement was not declared effective on or prior to August 18, 2002, the 450th day following the issue date, additional interest as liquidated damages accrued on the notes from August 19, 2002, the day following such deadline, until March      , 2003, the day on which the registration statement of which this prospectus is a part was declared effective, on which date additional interest stopped accruing. The additional interest accrued at a rate per year equal to 0.25% of the Applicable Amount from August 19, 2002 through December 16, 2002 and at a rate per year of 0.5% of the Applicable Amount from December 17, 2002 through March      , 2003. The first payment of such additional interest was made on November 25, 2002, and the remaining payment will be due on May 25, 2003. This remaining payment will be payable to holders of record at the close of business on May 1, 2003.

Information Concerning the Trustee

      Firstar Bank, N.A. (now known as U.S. National Bank Association), as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the notes. Chase Mellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Shares. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Global Notes; Book Entry Form

      Notes are represented by one or more permanent global notes in definitive, fully-registered form without interest coupons. Each global note has been deposited with the trustee as custodian for the

Depository Trust Company in New York, New York (“DTC”), and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

      Purchasers of notes may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants.

      Investors who purchase notes in offshore transactions may hold their interests in a global note directly through Euroclear Bank S.A./ N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.

      DTC has advised us that it is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

      Upon the issuance of each global note, DTC credited, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note is shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

      So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive definitive notes and will not be considered to be the owners or holders of any notes under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture and, if applicable, those of Euroclear and Clearstream. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

      All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

      We expect that DTC or its nominee, upon receipt of any payment in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts of customers registered in the names of nominees for such customers. Such payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

      Unless and until it is exchanged in whole or in part for definitive notes in definitive form, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

      Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions that require such delivery of such notes or to pledge such notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

      Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note for a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transactions interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such date. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

      We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note is credited and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such participant or participants has or have given such direction.

      Although we expect that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the initial purchaser, nor the trustee will have any responsibility for the performance or nonperformance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      If DTC is at any time unwilling to continue as a depositary for any global note and a successor depositary is not appointed by us within 90 days, we will issue definitive notes in exchange for the global note.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates representing the notes will be printed and delivered.

      The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy thereof.

Same-Day Settlement and Payment

      So long as DTC continues to make its settlement system available to us, all payments on the notes will be made by us in immediately available funds.

Discharge of the Indenture

      We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent, the conversion agent or bid solicitation agent, if applicable, after the notes have become due and payable, whether at stated maturity, or any redemption date, or any purchase date, or a change in control purchase date, or upon conversion or otherwise, cash or the Shares (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us.

Calculations in Respect of Notes

      We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the market prices of the notes and of the Shares and amounts of contingent interest payments, if any, payable on the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification.

Limitations of Claims in Bankruptcy

      If a bankruptcy proceeding is commenced in respect of Starwood, the claim of the holder of a note is, under Title 11 of the United States Code, limited to the issue price of the note plus that portion of the original issue discount that has accrued from the date of issue to the commencement of the proceeding. In addition, the holders of the notes will be effectively subordinated to the indebtedness and other obligations of our subsidiaries that are not guarantors. See “Risk Factors — Holders of the notes are effectively subordinated to the indebtedness and other obligations of our subsidiaries that are not guarantors of our obligations under our senior credit facility and indebtedness of Starwood and its subsidiaries that is secured by mortgages.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of notes, and to the extent set forth below the Shares, as of the date of this prospectus supplement. Except where noted, this summary deals only with notes and Shares held as capital assets by a beneficial owner of the notes or Shares (a “Holder”). Unless otherwise noted, this summary deals only with a Holder who purchased the notes on original issue at their “issue price,” and it does not deal with special situations. For example, this summary does not address:

•	tax consequences to Holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to Holders who own notes or Shares as part of a hedging, constructive sale, conversion, straddle or other risk-reducing transaction;

•	tax consequences to Holders of notes or Shares whose “functional currency” is not the United States dollar;

•	tax consequences, if any, under the alternative minimum tax rules; or

•	tax consequences under any state, local or foreign tax law.

      The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and Treasury Regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

      If a partnership holds notes or Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes it is very important that you consult your own tax advisors. The following summary does not address the federal income tax treatment of partnerships or their partners.

      Sidley Austin Brown & Wood LLP, our special tax counsel, has opined on certain United States federal income tax consequences with respect to the notes and the Shares. This opinion letter has been filed as an exhibit to the registration statement of which the accompanying prospectus is a part.

      If you are considering the purchase of notes, you should consult your own tax advisors concerning the United States federal income tax consequences to you of the purchase in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

Classification of the Notes

      Under the indenture governing the notes, we have agreed, and by acceptance of a beneficial interest in the notes each Holder of the notes will be deemed to have agreed, for United States federal income tax purposes, to treat the notes as indebtedness that is subject to the Treasury Regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”) and, for purposes of the Contingent Debt Regulations, to treat, without limitation, the amount of cash and the fair market value of any Shares received upon a conversion of a note as a contingent payment. The remainder of this discussion assumes that such treatment is correct and does not address any possible differing treatment of the notes. The Internal Revenue Service has issued an administrative pronouncement, in the form of a revenue ruling, concluding that the Contingent Debt Regulations apply to convertible debt instruments having terms similar to those of the notes and that, in applying those regulations, interest accrues on the debt instruments using a methodology similar to that described herein. Nonetheless, the United States federal income tax treatment of the notes is uncertain in certain respects and no rulings have been sought from the Internal Revenue Service with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the Internal Revenue Service or a court will agree with the treatment described herein. Any treatment different from that described herein could affect the amount, timing, character and treatment of income, gain or loss in respect of an investment in the notes. Holders should consult their tax advisors concerning the tax classification of, and the treatment of Holders holding and disposing of, the notes.

United States Holders

      The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States Holder of notes.

      For purposes of this discussion, a “United States Holder” is a beneficial owner of a note who or which is, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust described in Section 7701(a)(30) of the Code (taking into account any applicable transition rules and elections).

Accrual of Interest Income

      As stated above under “— Classification of the Notes,” we have agreed, and by acceptance of a beneficial interest in the notes each Holder of the notes will be deemed to have agreed, for United States federal income tax purposes, to treat the notes as indebtedness that is subject to the Contingent Debt Regulations and, for purposes of the Contingent Debt Regulations, to treat, without limitation, the amount of cash and the fair market value of any Shares received upon a conversion of a note as a contingent payment. In accordance with such treatment, the Contingent Debt Regulations will generally require a United States Holder to accrue interest income on the notes in the amounts described below, regardless of whether such Holder uses the cash or accrual method of tax accounting. Furthermore, United States Holders will be required to accrue interest based on the rate, as of the initial issue date of the notes, at which we would issue a fixed rate non-convertible debt instrument with terms and conditions similar to the notes (the so-called “comparable yield,” as discussed more fully below), rather than at a lower rate based on the accruals on the notes for non-tax purposes. Accordingly, United States Holders will be required to include interest in taxable income each year in excess of the accruals on the notes for non-tax purposes and generally in excess of any contingent interest payments received in the year.

      More specifically, you will generally accrue an amount of interest for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the notes, that equals:

•	the product of the “adjusted issue price” (as defined below) of the notes as of the beginning of the accrual period and the “comparable yield” (as defined below) of the notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that you held the notes.

      The “adjusted issue price” of a note will be its original issue price increased by any interest previously accrued under the foregoing rules (determined without regard to any adjustments to interest accruals described below) and decreased by the projected amounts of any payments (in accordance with the projected payment schedule described below) previously made with respect to the notes. The original issue price of a note will be the first price at which a substantial amount of the notes was initially sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. As referred to above, the “comparable yield” is generally the rate, as of the original issue date of the notes, at which we would issue a fixed rate non-convertible debt instrument with terms and conditions similar to the notes. We determined that the comparable yield of the notes, based on the annual rate, as of the initial issue date, at which we would issue a fixed rate non-convertible debt instrument with terms and conditions similar to the notes, is an annual rate of 8.38% compounded semi-annually. If our determination of the comparable yield were successfully challenged by the Internal Revenue Service, the redetermined yield could be materially greater or less than the comparable yield determined by us.

      We are required to furnish to the Internal Revenue Service and to you the comparable yield. We are also required to furnish to the Internal Revenue Service and to you, solely for tax purposes, a “projected payment schedule” that estimates the amount and timing of contingent interest payments on, and payment upon maturity of, the notes, taking into account as a payment the fair market value of any Shares that might be paid upon a conversion of the notes. The projected payment schedule must produce the comparable yield. The comparable yield and projected payment schedule are included in the indenture relating to the notes, or you may obtain the comparable yield and projected payment schedule by submitting a written request for it to us at the following address: Starwood Hotels & Resorts Worldwide, Inc., 1111 Westchester Avenue, White Plains, New York, 10604, Attention: General Counsel. Under the indenture governing the notes, we have agreed, and by acceptance of a beneficial interest in the notes each Holder of the notes will be deemed to have agreed, for United States federal income tax purposes, to be bound by our determination of the comparable yield and projected payment schedule.

      The comparable yield and the projected payment schedule are not provided for any purpose other than the determination, for United States federal income tax purposes, of your interest income and adjustments thereof in respect of the notes and do not constitute a representation regarding the actual amount of the payment on a note.

Adjustment to Interest Accruals on the Notes

      If the actual contingent payments made on the notes (i.e., the contingent interest payments and amounts payable at maturity, taking into account as a payment the amount of cash and the fair market value of any Shares that might be paid upon any conversion, redemption or retirement of a note) differ from the projected contingent payments, adjustments will be made to account for the difference. A net positive adjustment for a taxable year, which is the net amount by which actual payments in that year exceed the projected payments in that year, will be treated as additional interest income in the current year. For this purpose, the payments in a taxable year include the fair market value of stock or property received in that year. A net negative adjustment for a taxable year, which is the net amount by which the projected payments in that year exceed the actual payments in that year, will be treated in the following manner:

•	first, it will reduce the amount of interest required to be accrued in the current year (determined before any adjustment);

•	second, any remaining net negative adjustment will be treated as ordinary loss to the extent that, with respect to prior years, your total interest income with respect to the notes exceeds net negative adjustments treated as ordinary loss; and

•	third, any remaining net negative adjustments generally will be treated as a regular negative adjustment in the following taxable year (with any net negative adjustment in the taxable year of a disposition of a note reducing the Holder’s amount realized).

      By acceptance of a beneficial interest in the notes you will be deemed to have agreed, for United States federal income tax purposes, to treat, without limitation, the amount of cash and the fair market value of any Shares received upon a conversion of a note as a contingent payment. Under such treatment, the actual contingent payments realized by you for purposes of the rule stated above will include the amount of cash and the fair market value of the Shares you receive upon conversion at the note’s maturity. Therefore, to the extent you do not convert your note, or to the extent you convert a note at its maturity and the actual amount realized by you upon conversion differs from the amount reflected on the projected payment schedule, adjustments under the foregoing rules would generally be required. If you convert a note other than at the note’s maturity, the amount of cash and the fair market value of any Shares received will be included in the amount realized for purposes of the rules set forth under “— Sale or Exchange of a Note.”

Sale or Exchange of a Note

      Upon the sale, exchange, conversion, redemption or retirement of a note, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the notes. Such gain on a note generally will be treated as ordinary interest income. Loss from the disposition of a note will be treated as ordinary loss to the extent of your prior interest income on the note in excess of prior negative adjustments treated as ordinary loss. Any loss in excess of that amount will be treated as capital loss. Upon a conversion, redemption or retirement of a note at the note’s maturity you will be treated as receiving the amount projected to be received at such time (rather than the amount actually received) and if the amount of cash and the fair market value of Shares actually received by you is different from the projected amount, such difference will be subject to the rules summarized under “— Adjustment to Interest Accruals on the Notes.” Upon a conversion, redemption or retirement of a note other than at the note’s maturity, in computing the amount received in the sale or exchange transaction you will take into account the amount of cash and the fair market of Shares actually received at such time.

      Special rules apply in determining the tax basis of a note. Your basis in a note is generally increased by interest you previously accrued on the notes (before taking into account any adjustments), and reduced by the projected amount of any payments previously scheduled to be made.

      Under the treatment described above, your tax basis in the Shares received upon any put, conversion or redemption of a note will equal the then current fair market value of such Shares. Your holding period for the Shares received will commence on the day after conversion.

      Given the uncertain tax treatment of instruments such as the notes, you should contact your tax advisors concerning the proper United States federal income tax treatment of a sale, exchange, conversion or redemption of a note.

Rules Applicable to Holders Purchasing their Notes other than at Initial Issuance

      A Holder acquiring a note other than at initial issuance will generally accrue interest and make adjustments to such accruals in accordance with the rules described above under “— Accrual of Interest Income” and “— Adjustment to Interest Accruals on the Notes.” However, to the extent that a Holder’s basis in the note differs from the note’s adjusted issue price (as described under “— Accrual of Interest Income”), the Holder must reasonably allocate any such difference among the daily portions of interest accruing over the remaining term of the note and/or the remaining projected payments. Amounts so allocated will be treated as a positive or negative adjustment, as the case may be, on the date of accrual or payment and the Holder’s basis in the note will be increased or decreased, as the case may be, to reflect such adjustment. Holders are encouraged to consult with their own tax advisors concerning the proper application of these rules.

Constructive Distributions

      The conversion price of the notes will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in the assets or earnings of us or the Trust may in some circumstances result in a deemed distribution to you. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. In this regard, if adjustments to the conversion ratio upon a Share Separation alter your proportionate interest in our assets or earnings, such adjustments could result in deemed distributions to you.

Tax Event

      The modification of the terms of the notes by us upon a Tax Event, as described in “Description of Notes — Optional Conversion to Semi-annual Coupon Note upon Tax Event,” could possibly alter the timing of income recognition by United States Holders with respect to the semi-annual payments of interest due after the option exercise date.

Corporation Shares

      Distributions made to a United States Holder with respect to Corporation Shares up to the amount of the Corporation’s current or accumulated earnings and profits, as determined for United States federal income tax purposes, will be taxable as ordinary dividend income. Provided certain conditions are met, United States Holders that are corporations should be entitled to the dividends-received deduction with respect to amounts treated as ordinary dividend income. To the extent in excess of the Corporation’s current or accumulated earnings and profits, such distributions will first be treated as a tax-free return of capital to the extent of the United States Holder’s tax basis in the Corporation Shares with respect to which the distribution was made, and thereafter as gain from the sale or exchange of such Corporation Shares.

      In general, a United States Holder will recognize capital gain or loss on the disposition of Corporation Shares in an amount equal to the difference between the amount realized on such disposition and the United States Holder’s adjusted basis in the Corporation Shares. The gain or loss generally will constitute long-term capital gain or loss if the United States Holder’s holding period for the Corporation Shares is more than one year.

Class B Shares

      The Trust has elected to be treated for federal income tax purposes as a “real estate investment trust,” or REIT. As long as the Trust qualifies as a REIT, distributions made by the Trust to United States Holders with respect to Class B Shares out of the Trust’s current or accumulated earnings and profits, as determined for United States federal income tax purposes, and not designated as capital gain dividends, will be taxable to United States Holders as ordinary dividend income and will not be eligible for the dividends-received deduction otherwise available to corporations. To the extent they do not exceed the Trust’s actual net capital gain for the taxable year, distributions that are properly designated by the Trust as capital gain dividends will generally be taxed to United States Holders as long-term capital gain without regard to the period the United States Holders have held their Class B Shares. Any dividend declared by the Trust in October, November or December of any year payable to a United States Holder of record on a specified date in any such month will be treated as both paid by the Trust and received by the United States Holders on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year.

      If the Trust elects to retain and pay tax on its net capital gains, United States Holders of Class B Shares will be required to include their proportionate share of the undistributed long-term capital gains in income and will receive a credit for their respective shares of the tax paid by the Trust. The United States Holders’ tax basis in their Class B Shares will be increased by the amount of the undistributed long-term capital gains (less the amount of tax paid by the Trust) included in the United States Holders’ income.

      In general, a United States Holder will recognize capital gain or loss on the disposition of Class B Shares in an amount equal to the difference between the amount realized on such disposition and the United States Holder’s adjusted basis in the Class B Shares disposed of. The gain or loss will generally constitute long-term capital gain or loss if the United States Holder’s holding period for the Class B Shares is more than one year. However, any loss upon a sale or exchange of Class B Shares by a United States Holder who has held those shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions from the Trust that are required to be treated by the United States Holder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of Class B Shares may be disallowed if other Class B Shares are purchased within 30 days before or after such disposition.

      The foregoing is only a brief overview of certain United States federal income tax rules applicable to United States Holders of Class B Shares and does not purport to be complete. Potential investors in the notes are expected to consult their own tax advisors in that regard.

Non-U.S. Holders

      The following is a summary of the United States federal tax consequences that will apply to you if you are a Non-U.S. Holder of notes or Shares. The term “Non-U.S. Holder” means a Holder of a note or Share that is not a United States Holder.

      Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations,” “passive foreign investment companies” and “foreign person holding companies.” Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

      The United States federal income tax consequences to Non-U.S. Holders of owning the notes and Shares will be affected significantly to the extent either the Corporation or the Trust is treated as a “United States real property holding corporation” (“USRPHC”) for purposes of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) and, if so, the extent to which the notes, the Corporation Shares or Class B Shares are treated as “United States real property interests” (“USRPIs”). In general, Non-U.S. Holders otherwise not subject to United States federal income tax will be subject to tax under special rules applicable to investments in USRPIs.

      The Trust is and is expected to remain a USRPHC. Although it is uncertain whether the Corporation is a USRPHC, there can be no assurances that the Corporation is not or will not become a USRPHC. Except to the extent otherwise noted, this discussion assumes that both the Trust and the Corporation will be treated as USRPHCs at all times relevant to Non-U.S. Holders.

      Certain consequences summarized below are not clear, and the applicable rules are subject to differing interpretations. Each Non-U.S. Holder is expected to rely on its own tax advisors.

Payments Made with Respect to the Notes

      Although the applicable rules are not entirely clear, and subject to the discussion below, the Corporation currently intends to take the position that the 30% United States federal withholding tax will apply to the amount of any cash and the fair market value of any Shares delivered to you by the Corporation upon any conversion, redemption or retirement of a note, to the extent of any interest income on the note under the rules set forth above under “— United States Holders,” except that the Corporation currently intends to treat gain characterized as interest under “— United States Holders — Sale or Exchange of a Note” as a result of amounts realized other than at the note’s maturity as being subject to the rules applicable to gain on the sale or disposition of a note, summarized below.

      However, the 30% United States federal withholding tax will not apply to (i) any payment to you on the notes of contingent interest described above under “Description of the Notes — Contingent Interest,” (ii) any payment to you on the notes of stated interest payable upon the occurrence of a Tax Event as described above under “Description of the Notes — Optional Conversion to Semi-annual Coupon Notes Upon Tax Event,” and (iii) the amount of cash and the fair market value of Shares delivered to you by the Corporation upon any conversion, redemption or retirement of a note, to the extent of any interest income on the note corresponding to the accrued portion of the excess of the principal amount of the note over the note’s issue price, provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•	either you provide your name and address, and certify, under penalties of perjury, that you are a Non-U.S. Holder (which certification may be made on an IRS Form W-8BEN or successor form) or you hold your notes through certain foreign intermediaries or certain foreign partnerships, and you and the intermediary or partnership satisfy the certification requirements of applicable Treasury Regulations.

      If under the foregoing rules you are otherwise subject to the 30% United States federal withholding tax, the 30% United States federal withholding tax can be reduced or eliminated if you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that amounts paid on the notes are not subject to withholding tax because such amounts are effectively connected with your conduct of a trade or business in the United States.

      Except as described above, if you are a Non-U.S. Holder any gain realized by you upon the sale or disposition of a note generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the conduct of a trade or business in the United States by you; or

•	at the time of the sale or disposition, the note constitutes a USRPI (in which case such gain would, in general, be treated as if it were effectively connected with the conduct by you of a trade or business in the United States) and withholding at a rate of 10% of the proceeds may apply.

During any period in which the notes are not regularly traded on an established securities market but the Shares are so traded, the notes will be treated as a USRPI with respect to a Non-U.S. Holder where, on the date of such Holder’s acquisition of the notes, the notes actually or constructively owned by such Non-U.S. Holder had a fair market value greater than the fair market value on that date of 5% of the outstanding Shares. It is unclear whether this rule should be applied by reference to the value of the notes relative to the aggregate value of the Shares, or whether this rule should be applied by treating the notes as being issued in part by the Corporation and in part by the Trust (based on some reasonable allocation method) and then comparing the value of each part to the value of the outstanding Corporation Shares and Class B Shares, as appropriate. In the event that a Non-U.S. Holder actually or constructively acquires additional notes at a later date, such Non-U.S. Holder’s interests in the notes must be aggregated and valued as of the date of the subsequent acquisition, with the effect that previously acquired notes may become USRPIs at such later date. For any period during which the notes are regularly traded on an established securities market, the notes will be treated as USRPIs only with respect to a Non-U.S. Holder who, actually or constructively, beneficially owned more than 5% of the total fair market value of the notes at any time during the five-year period ending either on the date of the note’s disposition or other date of determination.

      Notwithstanding the foregoing, gains on the sale or exchange of a note not subject to taxation under the rules summarized above may nonetheless be subject to United States taxation because any gain realized upon the sale or disposition of a note is generally treated as interest income under the rules described above under “— United States Holders — Sale or Exchange of a Note.” Non-U.S. Holders are expected to rely on the advice of their own tax advisors with respect to the United States federal income tax treatment of any gain realized upon the sale or other disposition of a note.

      If a Non-U.S. Holder of the notes is engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale or exchange of the notes in the same manner as if it were a United States Holder and will be required to provide the withholding agent with a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, such

Holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Corporation Shares

      Distributions made to a Non-U.S. Holder with respect to Corporation Shares up to the amount of the Corporation’s current or accumulated earnings and profits, as determined for United States federal income tax purposes, will be taxable as ordinary dividend income. The Corporation, in accordance with applicable Treasury Regulations, will withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Holder unless (i) a lower rate is provided for under an applicable tax treaty and the Non-U.S. Holder files the required form evidencing eligibility for that reduced rate with the Corporation or (ii) the Non-U.S. Holder files an IRS Form W-8ECI (or successor form) with the Corporation claiming that the distribution is effectively connected with the conduct of a United States trade or business.

      If you are a Non-U.S. Holder, any gain realized by you upon the sale, exchange, redemption or other disposition of Corporation Shares generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the conduct of a trade or business in the United States by you;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been during the shorter of the five-year period ending on the date of disposition and your holding period, a USRPHC for United States federal income tax purposes, unless the Corporation Shares are “regularly traded” on an “established securities market” (within the meaning of applicable Treasury Regulations) at the time of the sale or other disposition and you did not beneficially or constructively own more than 5% of the aggregate fair market value of the outstanding Corporation Shares at any time within the shorter of such five-year period and holding period. As indicated above, this discussion assumes that we will at all times be a USRPHC. Although no assurances can be given in this regard, we currently expect that the Corporation Shares will be “regularly traded” on an “established securities market” within the meaning of existing and temporary Treasury Regulations.

Non-U.S. Holders should consult applicable tax treaties, which may result in United States federal income tax treatment different from that described above.

Class B Shares

      Distributions made by the Trust to a Non-U.S. Holder that are not attributable to gain from sales or exchanges by the Trust of USRPIs and not designated by the Trust as capital gains dividends (as described above under “— United States Holders — Class B Shares”) will be treated as dividends of ordinary income, to the extent of the current or accumulated earnings and profits of the Trust. The Trust is generally required to withhold United States federal income tax at a rate of 30% on the gross amount of any such distributions made to a Non-U.S. Holder unless (i) a lower rate is provided for under an applicable tax treaty and the Non-U.S. Holder files the required form evidencing eligibility for that reduced rate with the Trust or (ii) the Non-U.S. Holder files an IRS Form W-8ECI (or successor form) with the Trust claiming that the distribution is effectively connected with the Non-U.S. Holder’s United States trade or business.

      Distributions to a Non-U.S. Holder that are attributable to gain from sales or exchanges by the Trust of USRPIs will cause the Non-U.S. Holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Holders will thus generally be taxed at the same rates applicable to United States Holders. Also, such gain will be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation and that is not entitled to a reduction or an exemption under a tax treaty.

      The Trust is required to withhold and remit to the Internal Revenue Service 35% of any distributions that are or could be designated as capital gains dividends. That amount is creditable against the Non-U.S. Holder’s United States federal income tax liability.

      If you are a Non-U.S. Holder, gain realized by you upon a sale or other disposition of Class B Shares generally will not be subject to United States federal income tax if:

•	the Trust qualifies as a “domestically controlled REIT” or

•	the Class B Shares are “regularly traded” on an “established securities market” (within the meaning of applicable Treasury Regulations) at the time of the sale or other disposition and you did not beneficially or constructively hold more than 5% of the aggregate fair market value of the outstanding Class B Shares at any time during a specified period;

provided that, such gain will be subject to United States federal income tax if (i) you are a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met or (ii) that gain is effectively connected with the conduct of a trade or business in the United States by you.

      For purposes of the foregoing, a “domestically controlled REIT” is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Corporation believes that the Trust currently qualifies as a domestically controlled REIT.

      The foregoing is only a brief overview of certain United States federal income tax rules applicable to Non-U.S. Holders of Class B Shares and does not purport to be a complete discussion of those rules. Potential investors in the notes are expected to consult their own tax advisors in that regard.

Information Reporting and Backup Withholding

      If you are a United States Holder of notes, information reporting requirements will generally apply to all payments we make to you and the proceeds from a sale of a note made to you, unless you are an exempt recipient such as a corporation. A backup withholding tax will apply to those payments at a current rate of 30% (with such rate scheduled to be reduced periodically through 2006) if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full interest income.

      If you are a Non-U.S. Holder, in general you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge that you are a United States Holder and you have given us the statement described above under “— Non-U.S. Holders — Payments Made with Respect to the Notes.”

      In addition, if you are a Non-U.S. Holder, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain United States-related financial intermediaries if (1) the payor receives the statement described above and does not have actual knowledge that you are a United States Holder or (2) you otherwise establish an exemption.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

SELLING SECURITYHOLDERS

      The selling securityholders identified in the following table, including their respective donees, transferees, pledgees or other successors-in-interest, are offering for sale up to $571,669,000 aggregate principal amount at maturity of our notes and Shares issuable upon conversion of such notes. The aggregate proceeds to the selling securityholders from the sale of the notes and Shares offered hereby will be the purchase price of such notes or Shares, less any commissions or discounts. We will not receive any proceeds from the sale of the notes or Shares by the selling securityholders. We are registering the notes and Shares on behalf of the selling securityholders pursuant to a registration rights agreement entered into by us in connection with the original issuance, in a transaction not requiring registration under the Securities Act of 1933, to Salomon Smith Barney Inc. of the notes.

      The following table sets forth information, as of the date of this prospectus supplement, relating to the beneficial ownership of the notes and Shares, without taking into account any adjustments in the conversion price of the notes, by each selling securityholder. This information is based upon information provided to us by the selling securityholders. The selling securityholders may have sold, transferred or otherwise disposed of all or any portion of their notes or Shares or acquired additional notes since the date on which they provided this information to us.

      Because the selling securityholders may offer all or any portion of the notes and/or Shares, we cannot estimate the number of notes and/or Shares that will be held by the selling securityholders upon termination of such sales.

	Aggregate
	Principal
	Amount at		Number of
	Maturity of	Percentage	Shares That	Percentage of
	Notes That	of Notes	May Be	Shares
Name	May Be Sold	Outstanding	Sold(1)	Outstanding(2)

Ace Tempest Reinsurance Ltd.	375,000	*	3,823	*
Akanthos Arbitrage Master Fund, L.P.	25,000,000	4.37%	254,867	*
Aloha Airlines Non-Pilots Pension Trust	95,000	*	968	*
Aloha Pilots Retirement Trust	50,000	*	509	*
Alta Partners Holdings LDC	50,000,000	8.75%	509,735	*
American Fidelity Assurance Company	425,000	*	4,332	*
Amerisure Mutual Insurance Company	550,000	*	5,607	*
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.	4,700,000	*	47,915	*
Argent Classic Convertible Arbitrage Fund L.P.	2,800,000	*	28,545	*
Argent LowLev Convertible Arbitrage Fund LLC	800,000	*	8,155	*
Argent LowLev Convertible Arbitrage Fund Ltd.	5,400,000	*	55,051	*
Aventis Pension Master Trust	675,000	*	6,881	*
Bear Stearns & Co. Inc.(3)	7,500,000	1.31%	76,460	*
Boilermaker — Blacksmith Pension Trust	4,250,000	*	43,327	*
CALAMOS Convertible Fund — CALAMOS Investment Trust	11,000,000	1.92%	112,141	*
Canyon Capital Arbitrage Master Hedge Fund, Ltd.	15,000,000	2.62%	152,920	*
Canyon MAC 18 Ltd. (RMF)	3,500,000	*	35,681	*
Canyon Value Realization Fund (Cayman), Ltd.	23,370,000	4.09%	238,250	*
Canyon Value Realization Fund, L.P.	11,000,000	1.92%	112,141	*
CFFX, LLC	15,000,000	2.62%	152,920	*
City of Birmingham Retirement & Relief System	2,200,000	*	22,428	*
City of Knoxville Pension System	880,000	*	8,971	*
Context Convertible Arbitrage Fund, LP	990,000	*	10,092	*
Context Convertible Arbitrage Offshore Ltd.	775,000	*	7,900	*
Delta Pilots Disability and Survivorship Trust	1,500,000	*	15,292	*

	Aggregate
	Principal
	Amount at		Number of
	Maturity of	Percentage	Shares That	Percentage of
	Notes That	of Notes	May Be	Shares
Name	May Be Sold	Outstanding	Sold(1)	Outstanding(2)

The Dow Chemical Company Employees’ Retirement Plan	8,400,000	1.47%	85,635	*
Drury University	35,000	*	356	*
The Fondren Foundation	260,000	*	2,650	*
Greek Catholic Union of the USA	215,000	*	2,191	*
Greyhound Lines, Inc. c/o TQA Investors LLC	70,000	*	713	*
Hawaiian Airlines Employees Pension Plan — IAM	40,000	*	407	*
Hawaiian Airlines Pension Plan for Salaried Employees	5,000	*	50	*
Hawaiian Airlines Pilots Retirement Plan	85,000	*	866	*
HFR TQA Master Trust	340,000	*	3,466	*
Highbridge International LLC	97,000,000	16.97%	988,885	*
Hillbloom Foundation	40,000	*	407	*
H.K. Porter Company, Inc.	100,000	*	1,019	*
Jackson County Employees’ Retirement System	550,000	*	5,607	*
JP Morgan Securities Inc.	20,500,000	3.59%	208,991	*
Kettering Medical Center Funded Depreciation Account	260,000	*	2,650	*
LDG Limited	890,000	*	9,073	*
Lexington Vantage Fund Ltd. c/o TQA Investors, LLC	100,000	*	1,019	*
Louisiana Workers’ Compensation Corporation	580,000	*	5,912	*
Lyxor Master Fund	650,000	*	6,626	*
Lyxor Master Fund Ref: Argent/ LowLev CB	1,000,000	*	10,194	*
McMahan Securities Co. L.P.	3,250,000	*	33,132	*
Nomura Securities International, Inc.(4)	15,000,000	2.62%	152,920	*
OCM High Income Convertible Limited Partnership	880,000	*	8,971	*
Partners Group Alternative Strategies PCC, Ltd.	200,000	*	2,038	*
Physicians’ Reciprocal Insurers Account #7.	3,000,000	*	30,584	*
Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union	2,175,000	*	22,173	*
Public Employees’ Retirement Association of Colorado (5)	1,000,000	*	10,194	*
RenaissanceRe Holdings Ltd.	370,000	*	3,772	*
Salomon Smith Barney(6)	18,809,000	3.29%	191,752	*
SAM Investments LDC	110,000,000	19.24%	1,121,417	*
SCI Endowment Care Common Trust Fund — First Union	135,000	*	1,376	*
SCI Endowment Care Common Trust Fund — National Fiduciary Services	500,000	*	5,097	*
SCI Endowment Care Common Trust Fund — Suntrust	145,000	*	1,478	*
SG Cowen Securities Corporation	5,000,000	*	50,973	*
Southdown Pension Plan	570,000	*	5,810	*
Southern Farm Bureau Life Insurance Company	1,500,000	*	15,292	*
Sphinx Fund c/o TQA Investors, LLC	90,000	*	917	*
SPT	3,100,000	*	31,603	*
State of Florida, Office of the Treasurer	7,500,000	1.31%	76,460	*
State of Oregon / SAIF Corporation	2,900,000	*	29,564	*
TD Securities (USA) Inc.	5,000,000	*	50,973	*
Tripar Partnership — HI	375,000	*	3,823	*

	Aggregate
	Principal
	Amount at		Number of
	Maturity of	Percentage	Shares That	Percentage of
	Notes That	of Notes	May Be	Shares
Name	May Be Sold	Outstanding	Sold(1)	Outstanding(2)

TQA Master Fund, Ltd.	10,120,000	1.77%	103,170	*
TQA Master Plus Fund, Ltd.	8,450,000	1.48%	86,145	*
Union Carbide Retirement Account	3,000,000	*	30,584	*
United Food and Commercial Workers Local 1262 and Employers Pension Fund	2,000,000	*	20,389	*
Value Realization Fund, L.P.	5,000,000	*	50,973	*
Vopak USA Inc. Retirement Plan (f/k/a Van Waters & Rogers, Inc. Retirement Plan)	1,025,000	*	10,449	*
Wachovia Securities Inc.	15,230,000	2.66%	155,265	*
White River Securities L.L.C	7,500,000	1.31%	76,460	*
Xavex Convertible Arbitrage 2 Fund	500,000	*	5,097	*
Zurich Institutional Benchmark Master Fund Ltd. (c/o Argent)	600,000	*	6,116	*
Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors, LLC	1,010,000	*	10,296	*
All other holders(7)	16,780,000	7.31%	171,067	*

Total	$571,669,000	100.00%	5,827,958	2.92%

*	Less than one percent (1%).

(1)	The numbers of Shares beneficially owned and being offered, as set forth in the table, have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, include the Shares into which the notes are convertible, and assume a conversion price of $51.476 per Share and the payment of cash in lieu of fractional shares. In addition, the conversion price of the notes may be adjusted under certain circumstances which will change the number of Shares received upon their conversion. See “Description of the Notes — Conversion Rights.”

(2)	Calculated based on Rule 13d-3(d)(i) of the Exchange Act, using 199,744,218 Shares outstanding as of February 26, 2003. In calculating this amount for each holder, we treated as outstanding the number of Shares issuable upon conversion of all of that holder’s notes, but we did not assume conversion of any other holder’s notes. Does not include Shares that may be issued by us upon redemption or purchase of the notes by us at the option of the holder.

(3)	Bear Stearns & Co. Inc. from time to time provides investment banking services to the Company.

(4)	Nomura Securities International, Inc. (“Nomura”) is the beneficial owner of 81,611 Shares. Nomura and its affiliates have held positions in Starwood equity securities during the past three years which, in Nomura’s view, has not created a material relationship with Starwood regarding the control, management or policies of Starwood. Without expressing a view as to the materiality of this information, Nomura Corporate Research and Asset Management, Inc., an affiliate of Nomura, manages the Nomura Bond & Loan Fund, which held $750,000 face value of a loan issued by Starwood Hotels & Resorts.

(5)	Public Employees’ Retirement Association of Colorado is the beneficial owner of 692,095 Shares.

(6)	Salomon Smith Barney was the initial purchaser of the notes and provides certain other services to the Company in connection with the administration of the Company’s 2002 Employee Stock Purchase Plan.

(7)	Information concerning other selling securityholders, including current holders of the notes for which we have not received information regarding their holdings, will be included in supplements to the accompanying prospectus, if required. For the purposes of this table, we have assumed that such holders do not beneficially own any other Shares, other than the Shares issuable upon conversion of the notes.

     To our knowledge, none of the selling securityholders has had any material relationship with us or any of our affiliates within the past three years other than as a result of ownership of notes and/or Shares or as otherwise set forth above.

      Information concerning the selling securityholders may change from time to time and any such changed information will be set forth in supplements to the accompanying prospectus, if and when necessary.

      The selling securityholders have not advised us of any specific plans for the distribution of the notes and/or Shares offered hereby, but it is anticipated that the notes and Shares will be sold from time to time at market prices prevailing at the time of sale or at privately negotiated prices as described in the accompanying prospectus under “Plan of Distribution.” To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker, dealer or agent regarding the sale by any selling securityholder of any notes or Shares covered by this prospectus supplement. Because the selling securityholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

      Under the terms of the registration rights agreement, the selling securityholders, on the one hand, and we, on the other hand, have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. We have also agreed to pay substantially all the expenses, including certain limited fees and disbursements of selling securityholders’ counsel, incidental to the registration, offering and sale by the selling securityholders of the notes and Shares covered by this prospectus supplement, other than commissions, fees and discounts of underwriters, brokers, dealers and agents relating to any sale or disposition by the selling securityholders of such notes and Shares. In addition, we have agreed to use reasonable efforts to keep the registration statement of which the accompanying prospectus forms a part continuously effective until the earlier of (i) May 25, 2003, the date that is two years after the original issuance of the convertible notes, or such longer period as specifically provided in the registration rights agreement, and (ii) the date that all the notes and Shares covered by this prospectus supplement have been sold.

LEGAL MATTERS

      Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, has passed upon the validity of the issuance of the Shares. Sidley Austin Brown & Wood, Chicago, Illinois, has passed upon the validity of the issuance of the notes and the guarantee.

PROSPECTUS

STARWOOD HOTELS & RESORTS

WORLDWIDE, INC.

$2,650,000,000

STARWOOD HOTELS & RESORTS

$350,000,000

SHARES

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

WARRANTS

CONVERTIBLE NOTES

        We may offer and sell from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering, with a total initial offering price of up to $3,000,000,000:

•	“Shares” that are comprised of common stock of Starwood Hotels & Resorts Worldwide, Inc. and Class B shares of beneficial interest of Starwood Hotels & Resorts;

•	preferred stock of Starwood Hotels & Resorts Worldwide, Inc. and/or preferred shares of beneficial interest of Starwood Hotels & Resorts;

•	depositary shares or receipts relating to preferred stock and/or preferred shares;

•	debt securities;

•	guarantees of one or more subsidiaries of the payment of debt securities issued by us;

•	warrants to purchase debt securities, common stock or preferred stock; and

•	convertible notes.

      Of the $3,000,000,000 aggregate offering price of these securities, up to $2,650,000,000 will be offered by Starwood Hotels & Resorts Worldwide, Inc. and up to $350,000,000 will be offered by Starwood Hotels & Resorts. Of this amount, any selling securityholder named in a prospectus supplement may offer and sell from time to time certain securities that it acquires or acquired in transactions that were not, or will not be, registered under the Securities Act of 1933. We will not receive any proceeds from the sale of securities by a selling securityholder.

      This prospectus contains a general description of the securities which may be offered. We will provide specific terms of the securities to be sold by us in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

      Our Shares are listed for trading on the New York Stock Exchange under the symbol “HOT.”

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March      , 2003.

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement as if we had authorized it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and any prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
THE COMPANY	2
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE	3
USE OF PROCEEDS	4
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS	4
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF STOCK	15
DESCRIPTION OF DEPOSITARY SHARES AND RECEIPTS	26
DESCRIPTION OF WARRANTS	28
DESCRIPTION OF CONVERTIBLE NOTES	30
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	32
PLAN OF DISTRIBUTION	38
LEGAL MATTERS	41
EXPERTS	41

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $3,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

      The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

      Additionally, certain securities described in this prospectus may be offered and sold from time to time by any selling securityholders named in a prospectus supplement who have acquired, or will acquire, the securities from us in transactions that were not, or will not be, registered under the Securities Act of 1933, as described under the heading “Plan of Distribution.” Specific information with respect to any offer and sale by any selling securityholder will be set forth in the prospectus supplement relating to that transaction.

      You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      Except as the context may otherwise require, references to “the Corporation” are to Starwood Hotels & Resorts Worldwide, Inc. and references to “the Trust” are to Starwood Hotels & Resorts, a subsidiary of the Corporation. References to “Starwood,” “the Company,” “we,” “us” or “our” are to the Corporation and its consolidated subsidiaries, including the Trust.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our SEC filings are also available on our website at http://www.starwood.com as soon as reasonably practicable following the time that they are filed with or furnished to the SEC. You may also read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available at the office of the New York Stock Exchange. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

      The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities described in this prospectus.

•	Our Joint Annual Report on Form 10-K for the year ended December 31, 2002.

•	Our Joint Current Report on Form 8-K filed January 30, 2003.

•	The descriptions of our Shares contained in our Registration Statements on Form 8-A filed with the SEC on October 3, 1986, January 4, 1999, and March 15, 1999, and any amendments or reports we may file with the SEC for the purpose of updating such descriptions.

•	The description of our Series A Junior Participating Preferred Stock and related rights contained in our Registration Statement on Form 8-A filed with the SEC on March 15, 1999, and any amendments or reports we may file with the SEC for the purpose of updating such descriptions.

      You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
Attention: General Counsel
(914) 640-8100

      You should rely only on the information incorporated by reference or provided by us in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

THE COMPANY

      We are one of the world’s largest hotel and leisure companies. Our status as one of the leading hotel and leisure companies resulted from the 1998 acquisition of Westin Hotels & Resorts Worldwide, Inc. and certain of its affiliates and the acquisition of ITT Corporation, renamed Sheraton Holding Corporation, and the acquisition of Vistana, Inc. (Starwood Vacation Ownership) in October 1999. We conduct our hotel and leisure business both directly and through our subsidiaries. Our brand names include St. Regis®, The Luxury Collection®, Sheraton®, Westin®, W® and Four Points® by Sheraton. Through these brands, we are well represented in most major markets around the world. Our operations are grouped into two business segments, hotels and vacation ownership operations.

      Our revenue and earnings are derived primarily from hotel operations, which include the operation of our owned hotels; management and other fees earned from hotels we manage pursuant to long-term management contracts; and the receipt of franchise and other fees.

      Our hotel business emphasizes the global operation of hotels and resorts primarily in the luxury and upscale segment of the lodging industry. We seek to acquire interests in, or management or franchise rights with respect to properties in this segment. At December 31, 2002, our hotel portfolio included owned, leased, managed and franchised hotels totaling 748 hotels with approximately 227,000 rooms in 79 countries, and is comprised of 163 hotels that we own or lease or in which we have a majority equity interest (substantially all of which hotels we also manage), 277 hotels we manage on behalf of third-party owners (including entities in which we have a minority equity interest) and 308 hotels for which we receive franchise fees.

      Our revenues and earnings are also derived from the development, ownership and operation of vacation ownership resorts, marketing and selling vacation ownership interests in the resorts and providing financing to customers who purchase such interests. At December 31, 2002, we had 18 vacation ownership resorts, in the United States and the Bahamas.

      Starwood Hotels & Resorts was organized in 1969, and Starwood Hotels & Resorts Worldwide, Inc. was incorporated in 1980, both under the laws of Maryland. Sheraton Hotels & Resorts and Westin Hotels & Resorts, our largest brands, have been serving guests for more than 60 years. Starwood Vacation Ownership (and its predecessor, Vistana, Inc.) has been selling vacation ownership interests for more than 20 years.

      Our principal executive offices are located at 1111 Westchester Avenue, White Plains, New York 10604, and our telephone number is (914) 640-8100.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

      Certain information included or incorporated by reference in this prospectus, any prospectus supplement and other documents filed with the SEC may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the risk factors discussed in our Joint Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

USE OF PROCEEDS

      Unless we specify otherwise in a prospectus supplement, the net proceeds from the sale of securities we offer will be used for general corporate purposes or to refinance existing debt obligations. Until so utilized, we expect to invest such net proceeds in interest bearing time deposits or short-term marketable securities. We will not receive any proceeds from the sale of securities by a selling securityholder.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

      Our consolidated ratios of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends for each of the periods indicated are as set forth in the table below.

	Year Ended December 31,

	2002	2001	2000	1999	1998(a)

Ratio of earnings to fixed charges	1.64x	1.40x	2.22x	1.82x	1.25x
Ratio of earnings to fixed charges and preferred stock dividends	1.64x	1.40x	2.22x	1.82x	1.25x

(a)	Represents the results of ITT Corporation (now Sheraton Holding Corporation) and the results of the Company (inclusive of Westin Hotel Company) for the period from the closing of the ITT Corporation merger (February 23, 1998) through December 31, 1998.

     Our ratios of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends of the Trust for each of the periods indicated are as set forth in the table below.

Period From
	Year Ended				February 23 to
	December 31,				December 31,

	2002	2001	2000	1999	1998

Ratio of earnings to fixed charges	8.80x	11.05x	12.37x	8.80x	13.76x
Ratio of earnings to fixed charges and preferred stock dividends	8.80x	11.05x	12.37x	8.80x	13.76x

      “Earnings” consist of income from continuing operations before income taxes, minority equity in net income, amortization of interest capitalized, distributions in excess of equity earnings and losses and fixed charges. “Fixed charges” consist of interest expense (including interest costs capitalized) and other financing charges.

DESCRIPTION OF DEBT SECURITIES

      The debt securities will have the terms described in this prospectus unless the prospectus supplement describes different terms.

      Each series of debt securities will be issued under an indenture between the Corporation and a trustee chosen by us. The trustee for each series of debt securities will be identified in the applicable prospectus supplement. The indenture is a contract between us and the trustee. The trustee serves two principal roles:

•	the trustee can enforce your rights against us if an Event of Default described below occurs; and

•	the trustee performs various administrative duties.

      The following description is a summary of selected provisions relating to the debt securities and the indenture. The summary is not complete. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. You should not rely on this summary, because the indenture and not this summary defines your rights as a holder of the debt securities. When debt securities are offered in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply. Capitalized terms used in the summary have the meanings specified in the indenture.

General

      The debt securities will be either senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, any senior debt securities we offer will be unsecured obligations of the Corporation and will rank on an equal basis with all other unsecured debt obligations of the Corporation. The indenture does not limit the total principal amount of debt securities that we can issue. We may issue the debt securities in one or more series as we may authorize from time to time. In addition, we may “reopen” a previous issue of debt securities by issuing additional debt securities of that series.

      A prospectus supplement and a supplemental indenture (or resolutions of our Board of Directors in lieu of a supplemental indenture) relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities or a combination thereof;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate (or method of determining the rate) that the debt securities will bear and the interest payment dates for the debt securities;

•	the place where we will pay (or the method of payment of) principal, premium and interest on the debt securities;

•	any optional redemption periods and prices and any specific terms or conditions related to optional redemptions and the method of selection of debt securities if less than all of the debt securities of the series are redeemed;

•	whether we will issue the debt securities in registered or bearer form;

•	any special provisions relating to bearer securities or global securities representing individual bearer securities;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any rights of the holders of the debt securities to convert or exchange the debt securities into or for other securities or property and the terms and conditions governing such conversion or exchange, including the initial conversion or exchange price or rate and the conversion or exchange period and any applicable limitations on the ownership or transferability of any securities receivable on conversion or exchange;

•	the denominations in which we will issue the debt securities, if other than $1,000 and any integral multiple thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	if prior to maturity the actual principal amount of the debt securities payable at maturity is not determinable, the manner in which we will determine the deemed principal amount of the debt securities payable at maturity;

•	any changes or additions to the defeasance or discharge provisions;

•	the currency in which we will pay principal, premium and interest on the debt securities if other than the United States dollar;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities (a) payable if the maturity of the debt securities is accelerated or (b) provable in bankruptcy;

•	whether payment of principal, premium and interest will be with or without deduction for, and with or without reimbursement of, taxes, assessments or governmental charges;

•	any provisions relating to any security provided for the debt securities;

•	any changes in or additions to the Events of Default (as defined below);

•	whether we will issue the debt securities in the form of global securities and the terms and conditions of the global securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars with respect to the debt securities;

•	any changes or additions to the covenants described below; and

•	any other terms of the debt securities.

      We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement any special United States federal income tax considerations or other restrictions or terms applicable to the debt securities being issued, including as applicable, securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

      We may issue debt securities in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons. Unless specified in the prospectus supplement, the debt securities will be in fully registered form without coupons. In addition, we may issue debt securities in the form of one or more global securities as described below.

Guarantees

      Unless specified in an applicable prospectus supplement, debt securities will not be guaranteed by any of our subsidiaries. Each prospectus supplement may describe any guarantee for the benefit of the series of debt securities to which it relates, which may be granted by Sheraton Holding Corporation.

      We believe that filing separate periodic reports with respect to Sheraton Holding Corporation would not provide material information necessary to an investment decision by holders of debt securities.

      If Sheraton Holding Corporation guarantees our debt securities, we will provide condensed consolidated financial information in respect of Sheraton Holding Corporation in sufficient detail to allow investors to determine the nature of the assets held by, and the operations and cash flows of, Sheraton Holding Corporation and to continue to follow the guidance in Rules 3-10 and 10-01 of Regulation S-X under the Securities Act of 1933, as amended, related to the form and content for the condensed financial statements.

Registration, Transfer and Payment

      Principal of, premium, if any, and interest, if any, on fully registered securities will be payable at the place or places we designate for such purpose, or we may pay interest by check mailed to the persons in whose names the securities are registered at the close of business on the day or days specified in the prospectus supplement accompanying this prospectus. The principal of, premium, if any, and interest, if any, on debt securities in other forms will be payable in the manner and at the place we designate as specified in the applicable prospectus supplement.

      You may present fully registered securities for transfer or exchange at the corporate trust office of the trustee or any other office or agency we maintain for that purpose, without the payment of any service charge except for any tax or governmental charge incidental to the transfer or exchange. Provisions for the transfer or exchange of securities in other forms will be set forth in the applicable prospectus supplement.

Global Securities

      We may issue the debt securities in whole or in part in the form of one or more global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of such security. We will deposit global securities with the depositary identified in the prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole to certain nominees of the depositary or to a successor depositary or nominee of a successor depositary.

      We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in a prospectus supplement. We expect that the following provisions will generally apply to our depositary arrangements.

      Ownership of beneficial interests in a global security will be limited to “participants” or persons that may hold interests through participants. The term “participants” means institutions that have established accounts with the depositary or its nominee. Upon the issuance of a global security, and the deposit of the global security with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of participants. The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. If we offer and sell the debt securities directly or through agents, either we or our agents will designate the accounts. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities. Such laws may impair the ability to transfer beneficial interests in a global security.

      Principal of, any premium on and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security for all purposes, including for paying principal, premium and interest. Except as set forth below, owners of beneficial interests in a global security will not:

•	be entitled to have the debt securities represented by the global security registered in their names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; or

•	be considered the owners or holders of the debt securities.

Therefore, we and the trustee do not have any direct responsibility or liability for the payment of principal of, premium, if any, on or interest, if any, on any debt securities represented by a global security to owners of beneficial interests in the global security.

      We expect that the depositary or its nominee, upon receipt of any payments, will on the same date credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s or its nominee’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of these participants and will not be the responsibility of the depositary or its nominee, the trustee or us. We or the trustee are responsible only for paying principal, premium, if any, and interest, if any, to the depositary or its nominee. The depositary or its nominee and the direct and indirect participants are responsible for disbursing these payments to the owners of beneficial interests in the global securities.

      If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue individual debt securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities and, in such event, will issue debt securities of such series in exchange for the global security.

      Neither we, nor the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. No such person will be liable for any delay by the depositary or any of its participants in identifying the owners of beneficial interests in a global security, and we, the trustee and any paying agent may conclusively rely on instructions from the depositary or its nominee for all purposes.

Subordination

      Senior debt securities will rank on an equal basis with all other unsecured debt obligations of the Corporation except subordinated debt.

      Subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the prospectus supplement relating to the subordinated debt securities, to all “senior debt” (which will be defined in the applicable prospectus supplement) of the Corporation.

      If the Corporation defaults in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, the Corporation cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

      If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to the Corporation, its creditors or its property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

      Furthermore, if the Corporation defaults in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of the subordinated debt can receive any payments.

Covenants

      Unless the applicable prospectus supplement specifies that one or more of the following covenants does not apply, we will comply with the covenants described below. Debt securities may have additional or different covenants as specified in the applicable prospectus supplement.

      The indenture requires us and our “Restricted Subsidiaries” to comply with certain restrictive covenants as described below. The indenture does not require us to maintain any Restricted Subsidiaries and we do not intend to maintain any Restricted Subsidiaries. Accordingly, if we elect not to maintain any Restricted Subsidiaries, the indenture will not provide any limitations on the activity of any of our subsidiaries (including the Trust). However, the indenture contains certain provisions applicable to any subsidiaries maintained as Restricted Subsidiaries, and such provisions are described below.

      Sale and Lease-back. The indenture provides that neither we nor any Restricted Subsidiary may enter into any sale and lease-back transaction (except for temporary leases of a term of not more than three years and except for leases between the Corporation and a Restricted Subsidiary or between Restricted Subsidiaries) involving the leasing by the Corporation or any Restricted Subsidiary of any Principal Property, more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, unless either:

•	we apply an amount equal to the greater of the fair value (as determined by our Board of Directors) of such property or the net proceeds of such sale, within 120 days, to the retirement of the debt securities or other indebtedness ranking on a parity with the debt securities, or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof, or

•	at the time of entering into such transaction, such Principal Property could have been subjected to a mortgage securing indebtedness, in a principal amount equal to the Capitalized Lease-back Obligation with respect to such Principal Property under the next to last bullet point of the provision for limitations on liens referred to below without securing the debt securities as contemplated by that provision.

      Liens. The indenture prohibits the Corporation and its Restricted Subsidiaries from creating any mortgages or other liens upon any Principal Property (without securing the debt securities equally and ratably with all other indebtedness secured thereby), with the following exceptions:

•	mortgages or other liens on any such property acquired, constructed or improved by the Corporation or a Restricted Subsidiary to secure or provide for the payment of any part of the purchase price of such property or such cost of the construction or improvement or any mortgage or other lien on any such property existing at the time of acquisition thereof;

•	any mortgage or other lien on any property of another company existing at the time it is acquired by merger, consolidation or acquisition of substantially all of its stock or its assets;

•	pledges or deposits to secure payment of workers’ compensation or insurance premiums, or relating to tenders, bids, contracts (except contracts for the payment of money) or leases;

•	pledges or liens in connection with tax assessments or other governmental charges, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

•	pledges or liens to secure a stay of process in proceedings to enforce a contested liability, or required in connection with the institution of legal proceedings or in connection with any other order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge, or deposits with a governmental agency entitling the Corporation or a Restricted Subsidiary to maintain self-insurance or to participate in other specified insurance arrangements;

•	mechanics’, carriers’, workmen’s and other like liens;

•	encumbrances in favor of the U.S. Government to secure progress or advance payments;

•	mortgages or other liens securing any indebtedness incurred to finance the cost of property leased to the U.S. Government at a rental rate sufficient to pay the principal of and interest on such indebtedness;

•	mortgages or other liens securing indebtedness of a Restricted Subsidiary to the Corporation or to a Restricted Subsidiary;

•	mortgages or other liens affecting property securing indebtedness of a governmental authority issued to finance the cost of a pollution control program with respect to operations of the Corporation or a Restricted Subsidiary;

•	renewals, extensions and replacements of any permitted mortgage, lien, deposit or encumbrance, provided the amount secured is not increased;

•	mortgages or other liens on any such property existing on the date of the indenture;

•	the creation of any other mortgage, pledge or other lien if, after giving effect to the creation thereof, the total of (i) the aggregate principal amount of indebtedness of the Corporation and its Restricted Subsidiaries secured by all mortgages, pledges or other liens created under this provision, plus (ii) the aggregate amount of Capitalized Lease-back Obligations of the Corporation and its Restricted Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provision for limitations on such transactions described above, but for the satisfaction of the condition referred to in the second bullet point of the description of the provision above, will not exceed an amount equal to 15% of Consolidated Net Tangible Assets; and

•	any other exceptions provided in an applicable prospectus supplement.

      The lease of any property and rental obligations thereunder (whether or not involving a sale and lease-back and whether or not capitalized) shall not be deemed to create a lien. The sale or other transfer of (a) timber or other natural resources in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such resources, or (b) any other interest in property of the character commonly referred to as a “production payment,” shall not be deemed to create a lien.

      Consolidation, Merger or Sale. The indenture provides that, except as otherwise provided in any prospectus supplement, the Corporation may consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, if among other things:

•	the resulting, surviving or transferee person (if other than the Corporation) assumes all our obligations under the debt securities and the indenture; and

•	the Corporation or such successor person is not immediately thereafter in default under the indenture.

      Upon the assumption of the Corporation’s obligations by such a person upon the sale of all or substantially all the assets in compliance with the indenture, the Corporation shall be discharged from all obligations under the debt securities and the indenture. Although such transactions are permitted under the indenture, certain of the foregoing transactions could constitute a “change in control,” as described in any prospectus supplement, permitting each holder to require the Corporation to purchase the debt securities of such holder as described in any prospectus supplement.

      Designation of Restricted Subsidiaries and Unrestricted Subsidiaries. Our Board of Directors may at any time designate a Restricted Subsidiary as an Unrestricted Subsidiary or rescind the designation of an Unrestricted Subsidiary as such. Any subsidiary may be the subject of a series of such designations and rescissions, without limitation, except that:

•	a subsidiary may not become an Unrestricted Subsidiary if, upon the effectiveness thereof, it would own any capital stock of, or hold any indebtedness of, any Restricted Subsidiary; and

•	an Unrestricted Subsidiary may not become a Restricted Subsidiary unless such subsidiary has outstanding no lien upon its property which such subsidiary would be prohibited, under the restriction on liens described above, from creating immediately after it becomes a Restricted Subsidiary and, with certain exceptions, such subsidiary is not a party to any lease which it would have been prohibited, under the restriction on sale and lease-back transactions described above, from entering into had it been a Restricted Subsidiary at the time it entered into such lease.

      Certain Definitions Used in the Covenants. Set forth below are definitions used in the indenture.

      “Capitalized Lease-back Obligation” means the total net rental obligations of the Corporation or a Restricted Subsidiary under any lease entered into as part of a sale and lease-back transaction involving a Principal Property discounted to present value at the rate of 9% per annum.

      “Consolidated Net Tangible Assets” means the total of all assets appearing on the consolidated balance sheet of the Corporation and its Restricted Subsidiaries prepared in accordance with accounting principles generally accepted in the United States as of a date not more than 90 days prior to the date as of which the Consolidated Net Tangible Assets are to be determined, but excluding:

•	the book amount of all separated intangible assets,

•	all depreciation, valuation and other reserves,

•	current liabilities,

•	any minority interest in the stock and surplus of Restricted Subsidiaries,

•	investments in subsidiaries that are not Restricted Subsidiaries,

•	deferred income and deferred liabilities, and

•	other items deductible under accounting principles generally accepted in the United States.

      “Principal Property” means any single property owned by the Corporation or a Restricted Subsidiary having a gross book value in excess of 2% of Consolidated Net Tangible Assets, except any property or portion of a property that our Board of Directors by resolution declares is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.

      “Restricted Subsidiary” means any subsidiary other than an Unrestricted Subsidiary.

      “Unrestricted Subsidiary” means

•	any subsidiary 50% or less of the voting stock of which is owned directly by the Corporation and/or one or more Restricted Subsidiaries or

•	any subsidiary designated as an Unrestricted Subsidiary by our Board of Directors.

Modification and Waiver

      The indenture (including the terms and conditions of the debt securities) may be modified or amended by us and the trustee, with respect to any series of debt securities, without the consent of the holder of such series of debt securities, for the purposes of, among other things:

•	adding to our covenants for the benefit of the holders of the debt securities of such series;

•	surrendering any right or power conferred upon us in respect of such series;

•	providing for the assumption of our obligations to the holders of the debt securities of such series in the case of a permitted merger, consolidation, conveyance, transfer or lease;

•	complying with the requirements of the SEC in connection with the registration of the debt securities of such series under the Securities Act and the qualification of the indenture under the Trust Indenture Act, provided that such modification or amendment does not, in the good faith opinion of our Board of Directors and the trustee, adversely affect the interests of the holders of the debt securities of such series in any material respect; and

•	curing any ambiguity or correcting or supplementing any defective provision contained in the indenture, provided that such modification or amendment does not materially adversely affect the interests of the holders of the debt securities of such series.

      Modifications and amendments to the indenture or to the terms and conditions of the debt securities of such series may also be made, and past defaults by us may be waived, either:

•	with the written consent of the holders of at least a majority in aggregate principal amount at maturity of the debt securities of such series at the time outstanding; or

•	by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount at maturity of the debt securities of such series represented at such meeting.

      However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of the holder of each debt security so affected:

•	change the stated maturity of such debt security;

•	reduce the principal amount at maturity, redemption price or purchase price on such debt security;

•	change the currency of payment of such debt security or interest thereon;

•	reduce the percentage in aggregate principal amount at maturity of any debt security outstanding necessary to modify or amend the indenture or to waive any past default; or

•	impair the right to institute suit for the enforcement of any payment with respect to such debt security.

Events of Default

      The indenture provides that the following are “Events of Default” with respect to any series of the debt securities issued thereunder:

•	default in the payment of the principal of (or premium, if any, on) any debt security of such series when and as the same shall be due and payable;

•	default for 30 days in the payment of any installment of interest on any debt security of such series;

•	default in the deposit of any sinking fund payment when and as due and payable on the terms of any debt securities of such series;

•	default for 60 days after notice in the performance of any other covenant in respect of the debt securities of such series contained in the indenture;

•	acceleration of certain debt instruments of at least $100,000,000 aggregate principal amount of the Corporation, which acceleration shall not have been rescinded or annulled within 30 days after notice;

•	certain events in bankruptcy, insolvency or reorganization of the Corporation; or

•	any other event of default described in the prospectus supplement for such series.

      An Event of Default with respect to any particular series of debt securities issued under an indenture does not necessarily constitute an Event of Default with respect to any other series of debt securities issued under such indenture. The trustee may withhold notice to the holders of any debt securities of any default (except in the payment of principal or interest) if it considers such withholding is in the interests of such holders.

      If an Event of Default with respect to any series of debt securities shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of such series of debt securities may declare the principal of all the debt securities of such series to be due and payable immediately; provided, however, that subject to certain conditions, any such declaration and its consequences may be rescinded and annulled by the holders of not less than a majority in aggregate principal amount of the debt securities of such series.

      The indenture will require the Corporation to file annually with the trustee a certificate, signed by a specified officer, stating whether or not such officer has obtained knowledge of any default by the Corporation in the performance, observance or fulfillment of any condition or covenant of such indenture, and, if so, specifying each such default and the nature thereof.

      Subject to provisions relating to its duties in case of a default, a trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders shall have offered to such trustee reasonable indemnity.

      Subject to such provisions for indemnification, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceeding or any remedy available to the appropriate trustee, or exercising any trust or power conferred upon such trustee, with respect to the debt securities of such series.

Satisfaction and Discharge of the Indenture; Defeasance

      With certain exceptions, the Corporation may satisfy and discharge its obligations under the indenture with respect to any series of debt securities:

•	by delivering to the trustee for cancellation all outstanding debt securities of such series or by depositing with the trustee cash or securities (as applicable under the terms of the indenture) sufficient to pay and discharge the entire indebtedness evidenced by the outstanding debt securities of such series that have not then been delivered to the trustee for cancellation when or after such securities have become due and payable; and

•	by paying all other sums payable by the Corporation under the indenture with respect to the debt securities of such series.

      Under federal income tax law as of the date of this prospectus, such deposit and discharge may be treated as a disposition of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis in the debt securities and the amount of cash plus the fair market value of any property received upon such disposition. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisors as to the tax consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

      A series of debt securities may have no conditions for defeasance or may have additional or different conditions for defeasance as described in the applicable prospectus supplement.

The Trustee

      We may appoint a separate trustee for any series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business and the trustee may own debt securities and serve as trustee under our other indentures.

Governing Law

      The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF STOCK

Equity Capitalization of the Corporation and the Trust

      The Corporation. The Corporation is authorized to issue one billion shares of common stock, par value $0.01 per share (“Corporation Shares”). The Corporation is also authorized to issue:

•	50 million shares of excess common stock, par value $0.01 per share (“Excess Corporation Common Stock”);

•	200 million shares of preferred stock, par value $0.01 per share (“Corporation Preferred Shares”). Corporation Preferred Shares are issuable in classes or series with such rights, preferences, privileges and restrictions as our Board of Directors may determine, including voting rights, redemption provisions, dividend rates, liquidation preferences and conversion rights; and

•	100 million shares of excess preferred stock, par value $0.01 per share (“Excess Corporation Preferred Stock” and, together with the Excess Corporation Common Stock, the “Excess Corporation Stock”).

As of February 26, 2003, 199,744,218 Corporation Shares were issued and outstanding, and no shares of Corporation Preferred Shares or Excess Corporation Stock had been issued.

      The Trust. The Trust is authorized to issue one billion Class B Shares, par value $0.01 per share (“Class B Shares”). The Trust is also authorized to issue:

•	five thousand Class A Shares, par value $0.01 per share (“Class A Shares”);

•	200 million Excess Trust Shares, par value $0.01 per share (“Excess Common Trust Shares”);

•	30 million Class A Exchangeable Preferred Shares, par value $0.01 per share (“Class A EPS”);

•	15 million Class B Exchangeable Preferred Shares, par value $0.01 per share (“Class B EPS”);

•	55 million Trust Preferred Shares, par value $0.01 per share (“Trust Preferred Shares”). Trust Preferred Shares are issuable in classes or series with such rights, preferences, privileges and restrictions as the Trust’s Board of Trustees may determine, including voting rights, redemption provisions, dividend rates, liquidation preferences and conversion rights; and

•	50 million Excess Preferred Shares, par value $0.01 per share (“Excess Preferred Trust Shares” and, together with the Excess Common Trust Shares, the “Excess Trust Shares”).

As of February 26, 2003, 100 Class A Shares, 199,744,218 Class B Shares, 493,775 Class A EPS and 715,402 Class B EPS were issued and outstanding, and no Excess Trust Shares had been issued.

Shares

      General. Each Corporation Share is attached to and is traded on the New York Stock Exchange (the “NYSE”) with one Class B Share. We refer to such attached shares as “Shares.” Shares are listed for trading on the NYSE under the symbol “HOT.” Any additional Shares we issue will also be listed on the NYSE.

      Voting Rights. Each Corporation Share is entitled to one vote in the election of directors and other matters; Class B Shares are not entitled to vote, except upon any amendment, alteration or repeal of any provision of the declaration of trust of the Trust that materially and adversely affects the rights of holders of Class B Shares disproportionately to the effect on holders of Class A Shares. Holders of Shares are not entitled to cumulative voting rights in the election of directors.

      Dividends. Subject to certain conditions and to the prior rights of holders of preferred shares of the Trust (including Class A EPS and Class B EPS), holders of Shares will be entitled to receive a non-cumulative dividend on the Class B Share component of their Shares if and when the dividend is authorized by the Board of Trustees of the Trust. In 2002, the annual rate for the dividend was $0.84. The dividend may not be paid under certain circumstances. Holders of Shares may receive dividends on the Corporation Shares component of their Shares if and when declared by our Board of Directors. Certain of our debt instruments may restrict the ability of the Trust to declare and pay cash dividends.

      Other Rights. Holders of Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Trust or the Corporation, as the case may be. Subject to the rights of Class A EPS, Class B EPS, Class A Shares and any other preferred shares and/or excess shares, Shares will have equal dividend, distribution and other rights and will have a liquidation preference equal to 10% of the assets of the Trust legally available for liquidating distributions subject to certain adjustments. The Shares will have no preference, exchange, or appraisal rights except as expressly required by the Maryland laws governing real estate investment trusts formed under Maryland law and corporations formed under the Maryland General Corporation Law (the “MGCL”).

      Fully Paid. All outstanding Shares are fully paid and nonassessable.

      Registrar and Transfer Agent. The registrar and transfer agent for the Shares is ChaseMellon Shareholder Services, Los Angeles, California.

Intercompany Agreement

      The Trust and the Corporation have entered into an Amended and Restated Intercompany Agreement dated as of January 6, 1999, pursuant to which all outstanding Class B Shares and Corporation Shares are attached on a one-to-one basis and trade as Shares. The following is a summary of certain provisions of the Intercompany Agreement. This summary is not complete. We have filed the Intercompany Agreement as an exhibit to the Trust’s Form 8-A filed with the SEC on December 21, 1998. You should not rely on this summary, because the Intercompany Agreement and not this summary defines your rights as a holder of Shares.

      Transfer of Shares. Under the Intercompany Agreement, Class B Shares are transferable only with an equal number of Corporation Shares, and Corporation Shares are transferable only with an equal number of Class B Shares. Certificates evidencing Class B Shares and Corporation Shares are required by the Intercompany Agreement to include a reference to this transfer restriction. The declaration of trust of the Trust and the charter of the Corporation contain similar restrictions on the transfer of Class B Shares and Corporation Shares, as well as other restrictions on the transfer and ownership of Class B Shares and Corporation Shares. The Intercompany Agreement also provides that all Excess Trust Shares and all shares of Excess Corporation Stock that may be issued in respect of Class B Shares and Corporation Shares will be attached in the same manner as the Class B Shares and Corporation Shares are attached.

      Issuance of Shares. Under the Intercompany Agreement, the Trust may not issue Class B Shares and the Corporation may not issue Corporation Shares unless provision is made for the acquisition by the same person of the same number of shares of the other entity.

      Share Dividends, Reclassifications and other Similar Events. Neither the Trust nor the Corporation may issue any securities convertible into Class B Shares or Corporation Shares or issue any rights or warrants to purchase Class B Shares or Corporation Shares, unless the other entity concurrently takes the same action. If the Trust or the Corporation declares or pays a distribution payable in Class B Shares or Corporation Shares or subdivides, combines or reclassifies such shares, the number and class of securities that are attached to and trade with one another will be appropriately adjusted.

      Exchange Rights. After January 6, 2004, or earlier if certain events occur and are continuing, the Corporation has the right to exchange Class B Shares for cash, Corporation Shares or other property. After exercising this right, the Corporation may transfer the Class B Shares it has received in the exchange without requiring the transferee to acquire any Corporation Shares and may amend the Intercompany Agreement to adjust the number and classes of securities comprising a Share without the consent of the Board of Trustees.

      Amendment. The Intercompany Agreement may be amended by the Board of Trustees and the Board of Directors, provided that an amendment materially and adversely affecting the exchange rights pertaining to the Class B Shares must be approved by a majority of the outstanding Class B Shares.

Class A Shares

      Starwood Hotels & Resorts Holdings, Inc., a wholly owned subsidiary of the Corporation, is the sole holder of all outstanding Class A Shares, which are not registered with the SEC and do not trade on any exchange.

      Dividends. Subject to the prior rights of Class B Shares, Class A EPS and Class B EPS and other preferred shares of the Trust, holders of Class A Shares may receive dividends if and when declared by the Board of Trustees of the Trust. Dividends on Class A Shares may be paid in cash, shares or other form.

      Voting Rights. Each Class A Share is entitled to one vote in the election of trustees and other matters and has the right to vote on any amendment, alteration or repeal of any provision of the declaration of trust of the Trust that materially and adversely affects the rights of the holders of the Class A Shares. Holders of Class A Shares are not entitled to cumulative voting rights in the election of trustees. Accordingly, Starwood Hotels & Resorts Holdings, Inc., as the sole holder of the Class A Shares, will be the only person entitled to vote in the election of trustees of the Trust.

      Fully Paid. All outstanding Class A Shares are fully paid and nonassessable.

      Other Rights. Holders of Class A Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Trust. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Trust, and after the payment in full of any liquidation preference of any outstanding shares of beneficial interest in the Trust (other than shares that do not entitle the holders to a liquidation preference with respect to the Class A Shares), including the Class A EPS and Class B EPS, holders of Class A Shares will be able to receive certain preferential liquidating distributions.

Trust Preferred Shares

      The following sets forth certain general terms and provisions of our outstanding Trust Preferred Shares.

Class A EPS

      Dividend Rights. The holders of Class A EPS are entitled to receive a preferred dividend based on the payment (with certain exceptions) of any dividend on the Corporation Shares or any liquidating distribution in respect of the Corporation Shares, and participate in any dividend paid on the Class B Shares (with certain exceptions). These dividends accrue automatically and are cumulative from the date on which they accrue. No dividend on the Class B Shares may be declared unless each share of Class A EPS receives a corresponding dividend.

      Liquidation Rights. If the Trust liquidates, dissolves or winds up its business, either voluntarily or involuntarily, the holders of Class A EPS will be entitled to receive a liquidating distribution in an amount equal to the Class A Liquidation Preference described below and to participate on the basis described below in any liquidating distribution to holders of Class B Shares. Holders of Class A EPS have the right to receive these distributions prior to any distribution or payment to holders of Class B Shares or any other class or series of shares of beneficial interest in the Trust ranking junior to the Class A EPS. The “Class A Liquidation Preference” of a share of Class A EPS as of any date equals the sum of (x) the fair market value as of such date of the number of Class A Underlying Corporation Shares (as defined below) for which each Class A EPS is exchangeable as of such date plus (y) the amount of any accrued but unpaid preferred dividends in respect of each share of Class A EPS. In addition, the holders of Class A EPS will be entitled to participate ratably with the holders of Class B Shares in any liquidating distributions to such holders. For such purpose, each share of Class A EPS will be deemed to represent a number of Class B Shares equal to the number of Class A Underlying Trust Shares (as defined below) for which each share of Class A EPS is then exchangeable.

      Exchange Rights. Shares of Class A EPS are exchangeable for Shares at any time at the option of the holder based on a one-to-one exchange ratio; provided, however, that we may instead, at our option, deliver the cash equivalent of some or all of such Shares. In addition, under some circumstances we may either deliver a promissory note in lieu of cash, or may publicly offer and sell Shares and deliver the proceeds of the offering; if we elect either of these options the holder of Class A EPS may elect to withdraw its exchange request. The exchange ratio of shares of Class A EPS for Shares is subject to adjustment from time to time based on the occurrence of stock dividends, stock splits, reverse stock splits and other similar events in respect of the Shares. The number of Shares for which each share of Class A EPS is exchangeable at any given time has two components: the Corporation Share component is referred to as the “Class A Underlying Corporation Share” and the Class B Share component is referred to as the “Class A Underlying Trust Share.” In addition, if holders of Class B Shares or Corporation Shares should be entitled to receive securities or other assets with respect to or in exchange for Class B Shares or Corporation Shares as a result of:

•	a capital reorganization or reclassification of the Class B Shares or the Corporation Shares;

•	a consolidation or merger of the Trust or the Corporation with another entity; or

•	the sale, transfer, or lease of assets of the Trust or the Corporation to another person,

then, as a condition of such transaction, the Class A EPS will become exchangeable for the kind and amount of securities or other assets which such holders would have been entitled to receive if they had exchanged their Class A EPS immediately prior to the effective date of such transaction. If there are any accrued but undeclared dividends on any Class A EPS being exchanged, the number of Shares to be delivered will be increased accordingly.

      Voting Rights. Except as required by law, the holders of Class A EPS are entitled to vote on any matter on which the holders of Class B Shares are entitled to vote. Each share of Class A EPS will entitle the holder to cast a number of votes equal to the largest whole number of Class A Underlying Trust Shares for which such shares of Class A EPS could be exchanged at such time.

Class B EPS

      Dividend Rights. The holders of Class B EPS are entitled to:

•	receive a preferred dividend based on the payment (with certain exceptions) of any dividend on the Corporation Shares or any liquidating distribution in respect of the Corporation Shares; and

•	participate in any dividend paid on the Class B Shares (with certain exceptions).

These dividends accrue automatically and are cumulative from the date on which they accrue. No dividend on the Class B Shares may be declared unless each share of Class B EPS receives a corresponding dividend.

      Liquidation Rights. If the Trust liquidates, dissolves or winds up its business, either voluntarily or involuntarily, the holders of Class B EPS will be entitled to receive a liquidating distribution in an amount equal to the Class B Liquidation Preference described below and to participate on the basis described below in any liquidating distribution to holders of Class B Shares. Holders of Class B EPS have the right to receive these distributions prior to any distribution or payment to holders of Class B Shares or any other class or series of shares of beneficial interest in the Trust ranking junior to the Class B EPS. The “Class B Liquidation Preference” of a share of Class B EPS as of any date equals the sum of (x) $38.50 plus (y) the amount of any accrued but unpaid dividends in respect of each share of Class B EPS. In addition, the holders of Class B EPS will be entitled to participate ratably with the holders of Class B Shares in any liquidating distributions to such holders. For such purpose, each share of Class B EPS will be deemed to represent a number of Class B Shares equal to the number of Class B Underlying Trust Shares (as defined below) for which each share of Class B EPS is then exchangeable.

      Exchange or Redemption of Class B EPS at the Option of the Holders. Holders of Class B EPS have the option, at any time prior to January 2, 2004, to exchange their shares for a like number of shares of Class A EPS, subject to adjustment. At any time from and after January 2, 2003, a holder of Class B EPS may require us to do one of two things:

•	redeem the Class B EPS for cash equal to $38.50 plus accrued but unpaid dividends; or

•	convert each share of Class B EPS into a number of shares of Class A EPS equal to (x) $38.50 plus accrued but unpaid dividends, divided by (y) the Underlying Share Value of one share of Class A EPS. As used in this prospectus, “Underlying Share Value” as of a given date means the product of (A) the average closing price of the Shares on the principal national securities exchange on which the Shares are listed during the five trading days preceding such date multiplied by (B) the number of Shares for which each share of Class A EPS is then exchangeable.

Prior to January 2, 2004, an exchanging holder may elect whether to receive cash or Shares; after this date, we will have the right to elect whether to deliver cash or Shares.

      Exchange or Redemption of Class B EPS at the Option of the Trust. At any time and from time to time after January 2, 2003, we have the option to redeem the Class B EPS, in whole or in part, for cash or exchange the Class B EPS, in whole or in part, for Class A EPS, although prior to January 2, 2004, we must redeem such shares of Class B EPS for cash and not shares of Class A EPS. The number of Shares for which each share of Class B EPS is indirectly exchangeable at any given time has two components: the Corporation Share component is referred to as the “Class B Underlying Corporation Share” and the Class B Share component is referred to as the “Class B Underlying Trust Share.” In addition, if holders of Class A EPS should be entitled to receive securities or other assets with respect to or in exchange for Class A EPS as a result of:

•	a capital reorganization or reclassification of the Class A EPS;

•	a consolidation or merger of the Trust or the Corporation with another entity; or

•	the sale, transfer, or lease of assets of the Trust or the Corporation to another person,

then, as a condition of such transaction, the Class B EPS will become exchangeable for the kind and amount of securities or other assets which such holders would have been entitled to receive if they had exchanged their Class B EPS immediately prior to the effective date of such transaction. If there are any accrued but undeclared dividends on any Class B EPS being exchanged, the number of shares of Class A EPS to be delivered will be increased accordingly.

      Special Default Rights. If we default in our exchange or redemption obligations and do not cure such default within 30 days, then:

•	the holders of the Class B EPS will have the right to designate two additional trustees for the Trust;

•	the dividend rate on the Class B EPS will be increased;

•	the holders of Class B EPS will have certain registration rights; and

•	certain redemption or exchange dates will be extended.

Upon the occurrence and during the continuation of any default that remains uncured for 30 days, cumulative dividends will accrue (with certain exceptions) on the $38.50 stated value of the Class B EPS at a rate per annum equal to LIBOR plus 4% and will be payable quarterly.

      Voting Rights. Except as required by law and as described above with respect to the designation of additional trustees, the holders of Class B EPS are entitled to vote on any matter on which the holders of Class B Shares are entitled to vote. Each share of Class B EPS will entitle the holder to cast a number of votes equal to the largest whole number of Class B Underlying Trust Shares for which such shares of Class B EPS could be exchanged at such time.

Description of Offered Preferred Stock

      The following description briefly summarizes the material terms of preferred stock that may be offered under this prospectus, other than pricing and related terms that are disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by the Corporation and/or the Trust which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of the Corporation’s charter and/or the Trust’s declaration of trust and the articles supplementary relating to each particular series of preferred stock for provisions that may be important to you. The articles supplementary relating to the particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of our outstanding preferred stock, see “— Trust Preferred Shares.”

      General. Under the Corporation’s charter and the Trust’s declaration of trust, the Board of Directors of the Corporation and the Board of Trustees of the Trust are authorized to issue shares of preferred stock of the Corporation or preferred shares of beneficial interest of the Trust (which preferred shares may be referred to in this prospectus as “preferred stock”), respectively, in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series,

•	the preferences, conversion and other rights, voting powers and terms or conditions of redemption of the shares of the series, and

•	the qualifications, limitations as to dividends and other distributions, or restrictions of the series, except as otherwise stated in the applicable charter documents.

      The Corporation and the Trust may each authorize and issue a series of preferred stock, the shares of which series may be attached and trade together as a unit. Or, the Corporation or the Trust may authorize and issue a series of preferred stock without the issuance by the other entity of a corresponding series. Prior to the issuance of any series of preferred stock, the Board of Directors or the Board of Trustees, as applicable, will adopt resolutions creating and designating the series as a series of preferred stock and the Corporation or the Trust, as applicable, will file articles supplementary with the State Department of Assessments and Taxation of Maryland.

      The rights of the holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The Board of Directors and the Board of Trustees may cause shares of preferred stock to be issued in public or private transactions for any proper corporate or trust purpose. Examples of proper corporate and trust purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of the Corporation and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by the Corporation and/or the Trust may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our Board of Directors and Board of Trustees.

      The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of the Corporation or the Trust, as applicable.

      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

      Rank. Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to, in the case of the Corporation, the Corporation Shares and, in the case of the Trust, the Class A Shares and Class B Shares, as to dividends and distributions of assets.

      Dividends. Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors or Board of Trustees, as applicable, out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of the Corporation and/or the Trust or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the Board of Directors and/or the Board of Trustees. Dividends on any series of preferred stock may be cumulative or noncumulative.

      The Corporation or the Trust, as applicable, may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock of the Corporation or the Trust, as applicable, that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis, or

•	the then current dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

      Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock.

      Similarly, the Corporation or the Trust, as applicable, may not declare, pay or set apart for payment non-stock dividends or make other payments on the Corporation Shares, the Class B Shares, the Class A Shares or any other stock of the Corporation or the Trust, as applicable, ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis, or

•	the then current dividend period if the preferred stock pays dividends on a noncumulative basis.

      Conversion and Exchange. The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for Shares.

      Redemption. If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of the Corporation or the Trust, as applicable, or the holder thereof and may be mandatorily redeemed. Any partial redemptions of preferred stock will be made in a way that the Board of Directors or Board of Trustees, as applicable, decides is equitable. Unless the Corporation or the Trust, as applicable, defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

      Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or the Trust, as applicable, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including Shares and Class A Shares. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of the Corporation or the Trust, as applicable, on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from the Corporation or the Trust, as applicable, after they have received their full liquidation preference.

      Voting Rights. The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement,

•	as otherwise stated in the articles supplementary for such series, or

•	as required by applicable law.

Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares

      Our governing documents provide (subject to certain exceptions) that no one person or group may own or be deemed to own more than 8% of our outstanding stock or shares of beneficial interest, whether measured by vote, value or number of shares. There is an exception for shareholders who owned more than 8% as of February 1, 1995, who may not own or be deemed to own more than the lesser of 9.9% and the percentage of shares they held on that date, provided, that if the percentage of shares beneficially owned by such a holder decreases after February 1, 1995, such a holder may not own or be deemed to own more than the greater of 8% and the percentage owned after giving effect to the decrease. We may waive this limitation if we are satisfied that such ownership will not jeopardize the Trust’s status as a REIT. In addition, if shares which would cause the Trust to be beneficially owned by fewer than 100 persons are issued or transferred to any person, such issuance or transfer shall be null and void. Any ownership of our capital stock constitutes an on-going agreement to comply with this limitation and to give us written notice of any event that would violate it.

      If a transfer or other event occurs that would, if effective, result in someone owning our capital stock in violation of this 8% limitation, such transfer will be deemed void with respect to the number of shares that would be owned in violation of the 8% limitation. The shares that exceed the limit would automatically be exchanged for Excess Trust Shares or Excess Corporation Stock, as applicable (collectively, “Excess Stock”), to the extent necessary to ensure that the transfer or other event would not result in ownership of our capital stock in excess of the 8% limitation.

      Any Excess Trust Shares and Excess Corporation Stock that we may issue in exchange for Shares will be “attached” in the same manner that the Class B Shares and the Corporation Shares are currently attached. While outstanding, Excess Stock will be held in trust. We will appoint the trustees of the trust, who shall be independent of the Trust, the Corporation and the holder of Excess Stock. The beneficiary of the trust shall be one or more charitable organizations selected by the trustee. If, after the transfer or other event resulting in an exchange of shares in the Trust or the stock of the Corporation for Excess Stock and prior to our discovery of such exchange, dividends or distributions are paid with respect to the capital stock that was exchanged for Excess Stock, then such dividends or distributions are to be repaid to the trustee upon demand.

      While Excess Stock is held in trust, an interest in that trust may be transferred by the trustee only to a person whose ownership of shares in the Trust or the stock of the Corporation will not violate the 8% limitation. At the time of this transfer the Excess Stock will be automatically exchanged for the same number of shares in the Trust or the stock of the Corporation of the same type and class as the shares in the Trust or the stock of the Corporation for which the Excess Stock was originally exchanged. Our governing documents provide that holders of Excess Stock may not receive an amount that reflects any appreciation in the shares in the Trust or the stock of the Corporation for which such Excess Stock was exchanged during the period that such Excess Stock was outstanding. Any excess amount so received must be turned over to the charitable beneficiary of the trust.

      Our governing documents further provide that we may purchase, for a period of 90 days during the time the Excess Stock is held in trust, all or any portion of the Excess Stock from the original transferee-shareholder at the lesser of the price paid for the shares in the Trust or the stock of the Corporation by the purported transferee and the closing market price for the shares in the Trust or the stock of the

Corporation on the date we exercise our option to purchase. The 90-day period begins on the date of the violative transfer if the original transferee-shareholder gives us notice of the transfer or, if no notice is given, on the date we determine that a violative transfer has been made.

      All persons who own or are deemed to own 5% or more, or such other percentage as may be applicable, of our outstanding capital stock must file an affidavit with us before January 30 of each year. In addition, each shareholder upon demand must disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as we deem necessary to comply with our governing documents or applicable laws and regulations.

Anti-Takeover Provisions

      In addition to those described above, certain provisions in our governing documents may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with us rather than pursue non-negotiated takeover attempts.

Classified Board; Removal of Directors.

      Our Board of Directors is divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the Board of Directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our governing documents provide that no director may be removed without cause. Any removal for cause requires the affirmative vote of the holders of at least two-thirds of all the votes entitled to be cast for the election of directors.

      Thus, control of the Board of Directors cannot be changed in one year without removing the directors for cause as described above. Consequently, at least two annual meetings must be held before a majority of the members of the Board of Directors can be changed. Our charter provides that the charter cannot be amended without the approval of the holders of at least a majority of the outstanding shares entitled to vote thereon.

Preferred Stock Purchase Rights.

      In order to protect our shareholders from coercive or unfair takeover tactics, on March 15, 1999, we adopted a Rights Agreement. Pursuant to the Rights Agreement, our Board of Directors declared a distribution of one right to purchase a unit consisting of 1/1000th of one share (a “Preferred Fraction”) of Series A Junior Participating Preferred Stock at an exercise price of $125 per unit, subject to certain antidilution adjustments, for each outstanding Corporation Share. The Board of Directors also authorized the issuance of one Right for each Corporation Share issued after the record date and before the earliest of:

•	the Distribution Date (as defined below);

•	redemption or exchange of the Rights; and

•	April 5, 2009.

      As of the date of the registration statement of which this prospectus is a part, the Rights (1) are attached to and can be transferred only with the Corporation Shares, (2) are not exercisable, and (3) are represented by the certificates representing the Corporation Shares. The Rights will separate from the Corporation Shares and become exercisable, and the “Distribution Date” will occur, upon the earlier of:

•	10 days following a public announcement that there is an “acquiring person,” which may be a single person or a group of affiliated persons who have acquired beneficial ownership of 15% or more of the Corporation Shares; and

•	10 business days (which we may extend under certain circumstances) after a tender or exchange offer commences that, if consummated, would result in a person or group beneficially owning 15% or more of the Corporation Shares.

      Once a person or group has become an acquiring person, each holder of a Right other than the acquiring person has the right to receive, upon exercise of the Right, Shares having a market value of twice the then-current exercise price of the Right, or, in some cases, cash, property or other of our securities. Similarly, unless specific conditions are met, if after a person or group has become an acquiring person:

•	we engage in a merger or other business combination in which we are not the surviving corporation;

•	we are acquired in a merger or other business combination in which we are the surviving corporation but as a result of the merger or combination, all or a part of the Corporation Shares are converted into securities of another entity, cash or other property; or

•	50% or more of the Corporation’s assets or earning power are sold or otherwise transferred,

then, in any of these events, the Rights will become exercisable for stock of the acquiror having a market value of twice the then-current exercise price of the Rights, or, in some cases, cash or other property.

      We may redeem all the Rights, but not less than all the Rights, at a price of $.01 per Right at any time before the earlier of:

•	10 days after a person or group first becomes an acquiring person; and

•	April 5, 2009.

      We may, at our option, pay the redemption price in cash, Shares or any other form of consideration that we determine is appropriate. Immediately upon our election to redeem the Rights, the right to exercise the Rights will terminate and the only right that a holder of Rights will have will be to receive payment of the redemption price.

      Until a Right is exercised, the holder of a Right, as such, has no rights as a shareholder, including the right to vote or to receive dividends or other distributions.

      The purchase price payable, and the number of Preferred Fractions or other securities issuable, upon exercise of the Rights and the redemption price are subject to adjustment from time to time to prevent dilution under circumstances specified in the Rights Agreement.

      The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of Rights being acquired or approval of our Board of Directors. The Rights should not interfere with any merger or other business combination approved by our Board of Directors. A full description of all the terms and conditions of the Rights is contained in a Rights Agreement, which is incorporated into this registration statement by reference and a copy of which was filed with the SEC on March 15, 1999 as an exhibit to our Registration Statement on Form 8-A filed with the SEC on that date. Because this is a summary, it is not a complete description of the provisions governing the Rights. For a complete description of all the terms of the Rights, you should carefully read the complete Rights Agreement.

Maryland Takeover Legislation

      Under the MGCL, certain “business combinations” (including mergers, consolidations, share exchanges, or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation or a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the corporation’s or trust’s shares or an affiliate of the corporation or trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of the corporation or trust or an affiliate thereof, are prohibited or restricted unless exempted. We have exempted all “business combinations” involving any party from the business combination provisions of the MGCL.

      Under Maryland law, under certain circumstances “control shares” of a Maryland corporation or a Maryland real estate investment trust acquired in a “control share acquisition” may have no voting rights. We have exempted all control share acquisitions involving any person from the MGCL.

DESCRIPTION OF DEPOSITARY SHARES AND RECEIPTS

General

      We may, at our option, elect to offer fractional shares of serial preferred stock, rather than full shares of serial preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. We will specify that fraction in the prospectus supplement.

      The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between the Corporation and/or the Trust, as applicable, and a depositary selected by us. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

      The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. We will issue depositary receipts to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering.

      The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the form of the deposit agreement that is filed as an exhibit to this registration statement.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

      If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

      Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata as determined by the depositary.

      Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

      Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Deposit Agreement

      We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will be required to pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

      The depositary will be required to forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

      Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performing in good faith our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons we believe to be competent and on documents we believe to be genuine.

DESCRIPTION OF WARRANTS

      We may issue warrants to purchase debt securities (“debt warrants”), preferred stock (“preferred stock warrants”), or Shares (“common stock warrants,” and collectively with the preferred stock warrants, the “stock warrants”). We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

Debt Warrants

      We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, which may include the following:

•	the title of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants;

•	the antidilution provisions, if any, and the redemption or call provisions, if any, applicable to the debt warrants; and

•	any other terms of the debt warrants, including terms, procedures and limitations relating to the exercise of the debt warrants.

      Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise.

Stock Warrants

      We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, which may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of the warrants issued;

•	the designation and terms of the preferred stock or Shares for which the warrants are exercisable;

•	if applicable, the designation and terms of the preferred stock or Shares with which the warrants are issued;

•	the number of the warrants issued with each Share or share of preferred stock;

•	if applicable, the date on and after which the warrants and the related preferred stock or Share will be separately transferable;

•	the number of Shares or shares of preferred stock purchasable upon exercise of the warrants and the exercise price of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the warrants that may be exercised at any time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

      Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities, Shares or shares of preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

      Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities or shares of preferred stock or Shares purchasable upon the exercise of the warrant. If less than all the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF CONVERTIBLE NOTES

      In order to facilitate an underwritten offering of Shares or any other of our equity securities, underwriters may purchase a series of notes convertible into such Shares or other equity securities (“Convertible Notes”). The Convertible Notes will be automatically converted into Shares or other equity securities (at a conversion price equal to the public offering price of the Shares or such other securities, as the case may be) upon certification to the Convertible Note Trustee (defined below) of the transfer of beneficial ownership of the Convertible Notes to any person or entity which is not an underwriter or a selected dealer in the offering or an affiliate of any of either. The automatic conversion will take place without physical delivery of the Convertible Notes to any transferee of an underwriter, selected dealer or affiliate; such transferee will receive only a certificate for the Shares issued upon such conversion. The structure of such an offering is designed to avoid the possibility that the underwriters, selected dealers and the affiliates of either, or any of them, would acquire 8% or more of the Shares in violation of the 8% ownership limitation.

      Because the Convertible Notes automatically will be converted into Shares upon sale to the public, we do not expect a market for the Convertible Notes to develop. We are providing the following description of the Convertible Notes in the event that any Convertible Notes are acquired and held by any underwriter, selected dealer or affiliate of any of either, in whose hands the Convertible Notes do not automatically convert into Shares.

      We will issue the Convertible Notes under an indenture (the “Convertible Note Indenture”) to be dated as of the date of such underwritten offering between us and the trustee for such notes under the indenture (the “Convertible Note Trustee”). The following statements relating to the Convertible Notes and the Convertible Note Indenture are summaries, do not purport to be complete and are qualified in their entirety by reference to the Convertible Notes and the Convertible Note Indenture.

      The Convertible Notes will not bear interest. The Convertible Notes will be issued in registered form in denominations of the same dollar amount as a multiple of the public offering price of the Shares and will be unsecured, several obligations of the Trust and the Corporation maturing on the date six months after the date of the Convertible Note Indenture. At our option, the maturity date of the Convertible Notes may be extended at any time or from time to time, by written notice to the Convertible Note Trustee prior to the maturity date, including any extension thereof, to a date not later than the second anniversary of the initial maturity date.

      There are no redemption or sinking fund provisions applicable to the Convertible Notes and the Convertible Notes are not subject to our redemption prior to maturity.

      The following are Events of Default under the Convertible Note Indenture:

•	our failure to pay principal owing in respect of any Convertible Note when due;

•	our failure to comply with any of our other agreements in the Convertible Notes or the Convertible Note Indenture, continued for 90 days after notice is given as provided in the Convertible Note Indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an Event of Default occurs and is continuing, either the Convertible Note Trustee or the holders of at least 25% in aggregate principal amount of the Convertible Notes outstanding may declare the entire principal amount of the Convertible Notes to be due and payable immediately.

      The Convertible Note Indenture provides that, subject to the duty of the Convertible Note Trustee during default to act with the required standard of care, the Convertible Note Trustee will be under no obligation to exercise any of its rights or powers under the Convertible Note Indenture unless it shall have received reasonable security and indemnity from the holders of the Convertible Notes against any costs, expenses or liabilities. Subject to such provisions for the indemnification of the Convertible Note Trustee, the holders of a majority in aggregate principal amount of the outstanding Convertible Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Convertible Note Trustee or exercising any trust or power conferred on the Convertible Note Trustee.

      The Convertible Note Indenture does not require us to furnish to the Convertible Note Trustee any periodic evidence as to the absence of any default under the Convertible Note Indenture or our compliance with the terms of the Convertible Note Indenture.

      The Convertible Note Indenture or the Convertible Notes may be amended or supplemented without the consent of the noteholders in certain circumstances and with the consent of holders of at least a majority of the principal amount of the Convertible Notes at the time outstanding, subject to certain exceptions. Any past default, or compliance with any provision may be waived with the consent of the holders of a majority of the principal amount of the Convertible Notes at the time outstanding.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of certain material United States federal income tax considerations that may be relevant to a prospective holder of Shares or debt securities we may offer. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), as currently in effect, applicable Treasury Regulations under the Code and judicial and administrative interpretations of the Code, all of which are subject to change, including changes that may be retroactive so as to result in United States federal income tax consequences different from those discussed below. This summary is for information purposes only and does not purport to deal with all aspects of taxation that may be relevant to holders of Shares or debt securities in light of their personal investment or tax circumstances. We will address the United States federal income tax consequences applicable to other securities we may offer in a prospectus supplement.

      Except where noted, this summary deals only with Shares and debt securities held as a capital asset by a beneficial owner of the Shares or debt securities (a “Holder”). Furthermore, except as specifically provided, the discussion below does not address foreign, state or local tax consequences, nor does it specifically address the tax consequences to taxpayers subject to special treatment under the federal income tax laws. For example, this summary does not address:

•	tax consequences to Holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, controlled foreign corporations, passive foreign investment companies, or foreign personal holding companies;

•	tax consequences to Holders who own Shares or debt securities as part of a hedging, constructive sale, conversion, straddle or other risk-reducing transaction;

•	tax consequences to Holders of Shares or debt securities whose “functional currency” is not the United States dollar; or

•	tax consequences, if any, under the alternative minimum tax rules.

      If a partnership holds the Shares or debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that holds Shares or debt securities you should consult your own tax advisor.

      Sidley Austin Brown & Wood LLP, our special tax counsel, has opined on certain United States federal income tax consequences with respect to our securities. This opinion letter has been filed as an exhibit to the registration statement of which this prospectus is a part.

      WE URGE EACH OF YOU TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES, TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES.

Federal Income Taxation of Holders of Shares

Federal Income Taxation of Taxable U.S. Holders of Shares

      As used herein, the term “U.S. Shareholder” means a Holder of Shares who is: (1) a citizen or resident of the United States; (2) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; (3) an estate the income of which is subject to United States federal income tax regardless of its source; or (4) a trust described in Section 7701(a)(30) of the Code, taking into account effective dates, transition rules and elections.

      The Trust has elected to be treated for federal income tax purposes as a “real estate investment trust” or REIT. As long as the Trust qualifies as a REIT, distributions made by the Trust to U.S. Shareholders with respect to Class B Shares out of the Trust’s current or accumulated earnings and profits, as determined for United States federal income tax purposes, and not designated as capital gain dividends, will be taxable to U.S. Shareholders as ordinary dividend income and will not be eligible for the dividends-received deduction otherwise available to corporations. Distributions made by the Corporation to U.S. Shareholders with respect to Corporation Shares out of the Corporation’s current or accumulated earnings and profits, as determined for United States federal income tax purposes, will be taxable to U.S. Shareholders as ordinary dividend income. Provided certain conditions are met, U.S. Shareholders that are corporations should be entitled to the dividends-received deduction with respect to distributions by the Corporation that are treated as ordinary dividend income.

      To the extent they do not exceed the Trust’s actual net capital gain for the taxable year, distributions that are properly designated by the Trust as capital gain dividends will generally be taxed to U.S. Shareholders as long-term capital gain without regard to the period the U.S. Shareholders have held their Class B Shares. Any dividend declared by the Trust in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by the Trust and received by the U.S. Shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year.

      If the Trust elects to retain and pay tax on its net capital gains, the Trust’s U.S. Shareholders will be required to include their proportionate share of the undistributed long-term capital gains in income and will receive a credit for their respective shares of the tax paid by the Trust. The U.S. Shareholders’ tax basis in their Class B Shares will be increased by the amount of the undistributed long-term capital gains (less the amount of tax paid by the Trust) included in the U.S. Shareholders’ income.

      In general, a U.S. Shareholder will recognize capital gain or loss on the disposition of Shares in an amount equal to the difference between the amount realized on such disposition and the U.S. Shareholder’s adjusted basis in the Shares disposed of. This gain or loss will generally constitute long-term capital gain or loss if the U.S. Shareholder’s holding period for the Shares is more than one year. However, any loss upon a sale or exchange of Class B Shares by a U.S. Shareholder who has held those shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions from the Trust that are required to be treated by the U.S. Shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Shares may be disallowed if other Shares are purchased within 30 days before or after the disposition.

      The foregoing is only a brief overview of certain United States federal income tax rules applicable to U.S. Shareholders of Shares and does not purport to be complete. Potential investors in the Shares are expected to consult their own tax advisors in that regard.

Federal Income Taxation of Non-U.S. Holders of Shares

      The rules governing the United States federal income taxation of the ownership and disposition of Shares by Holders of Shares who are not U.S. Shareholders (hereinafter referred to as “Non-U.S. Shareholders”) are complex, and no attempt is made herein to provide more than a brief summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws with regard to an investment in Shares, including any reporting requirements.

      In general, a Non-U.S. Shareholder will be subject to regular United States federal income tax with respect to its investment in Shares if the income or gain attributable to such investment is “effectively connected” with the Non-U.S. Shareholder’s conduct of a trade or business in the United States. A corporate Non-U.S. Shareholder that receives income that is — or is treated as — effectively connected with a United States trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to regular United States corporate income tax. The following discussion will generally apply to Non-U.S. Shareholders whose income or gain attributable to such investment in Shares is not so effectively connected.

Distributions

      Distributions made by the Trust to a Non-U.S. Shareholder that are not attributable to gain from sales or exchanges by the Trust of United States real property interests and not designated by the Trust as capital gains dividends, and all distributions by the Corporation, will be treated as dividends of ordinary income to the extent of the current or accumulated earnings and profits of the Trust or the Corporation, as the case may be. The Trust and the Corporation are generally required to withhold United States federal income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (1) a lower rate is provided for under an applicable tax treaty and the Non-U.S. Shareholder files the required form evidencing eligibility for that reduced rate with the Trust and/or the Corporation, as the case may be, or (2) the Non-U.S. Shareholder files an IRS Form W-8ECI with the Trust and/or the Corporation, as the case may be, claiming that the distribution is “effectively connected” with the Non-U.S. Shareholder’s United States trade or business.

      If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current or accumulated earnings and profits of the Trust or the Corporation, as the case may be, the distribution will generally be treated as a dividend for withholding purposes. However, amounts thus withheld are generally refundable if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Trust or the Corporation, as the case may be.

      Distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Trust of United States real property interests will cause the Non-U.S. Shareholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Shareholders will thus generally be taxed at the same rates applicable to U.S. Shareholders. Also, such gain will be subject to a 30% branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation and that is not entitled to a reduction or an exemption under a tax treaty. The Trust is required to withhold and remit to the Internal Revenue Service (“IRS”) 35% of any distribution that is or could be designated a capital gains dividend. That amount is creditable against the Non-U.S. Shareholder’s United States federal income tax liability.

Sale of Shares

      Gain realized by a Non-U.S. Shareholder upon a sale or other disposition of Corporation Shares generally will not be subject to United States federal income tax if (1) the Corporation is not a “United States real property holding corporation” (“USRPHC”) or (2)(a) the Corporation Shares are regularly traded on an established securities market (e.g., the New York Stock Exchange, where the Shares are currently traded) at the time of the sale or other disposition and (b) the selling Non-U.S. Shareholder directly and indirectly held 5% or less (by value) of the outstanding Corporation Shares at all times during a specified period; provided, however, that such gain will be subject to United States federal income tax if, in the case of a Non-U.S. Shareholder who is a non-resident alien individual, such individual is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. Although it is uncertain as to whether the Corporation is a USRPHC, there are no assurances that the Corporation is not, or will not become, a USRPHC. However, although no assurances can be given in this regard, the Corporation expects that the Corporation Shares will be regularly traded on an established securities market within the meaning of existing and temporary Treasury Regulations.

      Gain realized by a Non-U.S. Shareholder upon a sale or other disposition of Class B Shares generally will not be subject to United States federal income tax if (1) the Trust qualifies as a “domestically controlled REIT” or (2)(a) the Class B Shares are regularly traded on an established securities market (e.g., the New York Stock Exchange, where the Shares are currently traded) at the time of the sale or other disposition and (b) the selling Non-U.S. Shareholder beneficially and constructively held 5% or less (by value) of the outstanding Class B Shares at all times during a specified period; provided, however, that such gain will be subject to United States federal income tax if, in the case of a Non-U.S. Shareholder who is a non-resident alien individual, such individual is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. For purposes of the foregoing, a domestically controlled REIT is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Corporation believes that the Trust currently qualifies as a domestically controlled REIT.

      The foregoing is only a brief overview of certain United States federal income tax rules applicable to Non-U.S. Shareholders and does not purport to be complete. Non-U.S. Shareholders should consult applicable tax treaties, which may result in United States federal income tax treatment different from that described above, as well as their own tax advisors, to determine the foreign, United States federal and other tax consequences applicable to them upon a sale of their Shares in light of their particular circumstances.

Federal Income Taxation of Holders of Debt Securities

      This discussion addresses only initial purchasers of debt securities who purchase the debt securities at the initial offering price.

Treatment of Debt Securities as Indebtedness of the Corporation

      The Corporation intends to characterize and treat the debt securities as indebtedness — as opposed to a stock or other equity-type interest — for all United States federal income tax purposes. Pursuant to Section 385(c) of the Code, such characterization will generally be binding upon all Holders of debt securities, but not upon the IRS.

Federal Income Taxation of U.S. Noteholders

      As used herein, the term “U.S. Noteholder” means a Holder of debt securities who is: (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; (3) an estate the income of which is subject to United States federal income tax regardless of its source; or (4) a trust described in Section 7701(a)(30) of the Code, taking into account effective dates, transition rules and elections.

Interest Income of Debt Securities

      Interest paid or accrued in respect of debt securities will be includable in the U.S. Noteholder’s gross income, as ordinary interest income, in accordance with its regular method of tax accounting. A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will disclose the amount of the original issue discount, if any, attributable to the difference between the purchase price of the debt securities and their stated redemption price at maturity and the applicable rules with respect to the accrual of such original issue discount. If debt securities are issued at a discount that is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, the amount of any original issue discount on the debt securities will generally be considered de minimis and thus treated as zero.

Disposition of Debt Securities

      Unless a nonrecognition provision of the Code applies, a sale, exchange, retirement at maturity, redemption prior to maturity, including pursuant to an offer or exercise of a call option by the Corporation, or other disposition of debt securities will be a taxable event for United States federal income tax purposes. A U.S. Noteholder will recognize gain or loss equal to the difference between (1) the amount of cash plus the fair market value of any property received upon such disposition (excluding any portion thereof attributable to accrued but unpaid interest), and (2) the U.S. Noteholder’s tax basis in the debt security. The portion of the amount realized on disposition that represents accrued and unpaid interest will be treated as a payment of interest. The amount of any gain or loss generally will constitute capital gain or loss and will generally be long-term capital gain or loss if the debt securities were held for more than 12 months at the time of such sale, exchange, redemption or other disposition. For non-corporate U.S.

Noteholders the excess of net long-term capital gains over net short-term capital losses is taxed under current law at a maximum rate of 20%. Gain on the disposition of capital assets held for one year or less is subject to United States federal income tax at ordinary income tax rates. Certain limitations exist on the deductibility of capital losses by both corporations and individual taxpayers.

Federal Income Taxation of Non-U.S. Noteholders

      The following discussion applies to any Holder of debt securities who is not a U.S. Noteholder, as defined above. Such Holders are hereafter referred to as “Non-U.S. Noteholders.”

      Subject to the discussion of backup withholding below, payments of interest by the Corporation or its agent (in its capacity as such) to a Non-U.S. Noteholder should not be subject to United States federal withholding tax, provided that (1) such Non-U.S. Noteholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote; (2) such Non-U.S. Noteholder is not a controlled foreign corporation for United States federal income tax purposes (as defined in Section 957 of the Code) that is related, directly or indirectly, to the Corporation through stock ownership; (3) such Non-U.S. Noteholder is not a bank whose receipt of such interest is pursuant to a loan agreement entered into in the ordinary course of business; and (4) the certification requirements of Section 871(h) or Section 881(c) of the Code, as applicable, are satisfied. In general, under the certification rules, (1) the beneficial owner of debt securities must certify to the withholding agent, under penalties of perjury, that it is a Non-U.S. Noteholder and provide a completed IRS Form W-8BEN or other applicable form or (2) a securities clearing organization, a bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) that holds the debt securities certifies to the withholding agent, under penalties of perjury, that the certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the withholding agent with a copy thereof. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements. A Non-U.S. Noteholder who does not meet all of the above described requirements will generally be subject to United States federal withholding tax at a flat rate of 30% (or a lower applicable treaty rate) on payments of interest on the debt securities, unless (1) such Non-U.S. Noteholder otherwise qualifies for a withholding tax exemption or reduced withholding rate under an applicable treaty, or (2) the payments of interest by the Corporation or its agent (in its capacity as such) to such Non-U.S. Noteholder are effectively connected with the conduct by the Non-U.S. Noteholder of a trade or business in the United States.

      If payments of interest with respect to the debt securities are effectively connected with the conduct by a Non-U.S. Noteholder of a trade or business within the United States (or, under an applicable tax treaty, are attributable to a U.S. permanent establishment maintained by such Non-U.S. Noteholder), such Non-U.S. Noteholder, even though exempt from United States federal withholding tax, will be subject to United States federal income tax on such interest and on any gain realized on a sale, exchange, retirement or other disposition of debt securities in the same manner as if it were a United States person. Such Non-U.S. Noteholder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI or other applicable form to claim such an exemption from U.S. federal withholding tax. In addition, pursuant to Section 884(c) of the Code, if such Non-U.S. Noteholder is a foreign corporation it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, unless it qualifies for a lower rate under an applicable income tax treaty.

      Subject to the discussion of backup withholding below, any gain realized upon a sale, exchange, retirement or other disposition of debt securities by a Non-U.S. Noteholder generally will not be subject to United States federal income or withholding taxes, unless (1) such gain is effectively connected with the conduct by such Non-U.S. Noteholder of a trade or business within the United States (or, under an applicable tax treaty, is attributable to a United States permanent establishment maintained by such Non-U.S. Noteholder); (2) in the case of an individual, such Non-U.S. Noteholder is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met; (3) such Non-U.S. Noteholder is subject to tax pursuant to the provisions of the United States tax law applicable to certain United States expatriates or nonresident aliens; or (4) at the time of such sale, exchange, retirement or other disposition, the debt securities constitute United States real property interests.

Information Reporting Requirements and Backup Withholding

      Information reporting requirements will generally apply to payments made to U.S. Shareholders or U.S. Noteholders with respect to, or to cash proceeds of a sale or exchange of, Shares or debt securities, unless the U.S. Shareholder or U.S. Noteholder is an exempt recipient such as a corporation. In addition, a 30% backup withholding tax (which rate is subject to reduction in future years) will apply to such payments if the U.S. Shareholder or U.S. Noteholder fails to provide a taxpayer identification number or a certification of exempt status, or fails to report its dividend or interest income in full.

      Generally, the Corporation or the Trust, as the case may be, must report annually to the IRS and to each Non-U.S. Shareholder the amount of dividends paid to such Non-U.S. Shareholder and the amount of tax withheld on such dividends. Furthermore, in certain circumstances, the amount of interest paid to a Non-U.S. Noteholder and the amount of tax withheld on such interest must be reported to the IRS and to such Non-U.S. Noteholder. This information may also be made available to the tax authorities of a country in which the Non-U.S. Shareholder or Non-U.S. Noteholder, as applicable, resides.

      Generally, except as discussed above, a Non-U.S. Shareholder and a Non-U.S. Noteholder will not be subject to information reporting or to backup withholding on payments made to such Non-U.S. Shareholder or Non-U.S. Noteholder with respect to, or to cash proceeds of a sale or exchange of, Shares or debt securities (including sales within the United States or conducted through certain United States-related financial intermediaries), as long as such Non-U.S. Shareholder or Non-U.S. Noteholder provides a Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Shareholder or Non-U.S. Noteholder) or otherwise establishes an exemption; provided that neither the Corporation nor the Trust (nor any agent thereof) has actual knowledge or reason to know that such payee does not qualify as a Non-U.S. Shareholder or Non-U.S. Noteholder. Each Non-U.S. Shareholder and Non-U.S. Noteholder is urged to consult its tax advisor with respect to such certification requirements.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the Holder’s United States federal income tax liability provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Securities Offered by Us

      We may sell the offered securities within or outside the United States (a) through agents, (b) through underwriters or dealers, (c) directly to one or more purchasers, or (d) through any combination of these methods.

By Agents

      Offered securities may be sold through agents designated by us. Unless otherwise indicated in the prospectus supplement, the agents will act on a best efforts basis to solicit purchases for the period of their appointment.

By Underwriters or Dealers

      If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

      We may also sell the offered securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption, conversion or exchange of a specified class or series of any of our securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us up to the number of Shares that would be issuable upon conversion or exchange of all the specified class or series of our securities at an agreed price per Share; or

•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security,

which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our Shares or any other security then outstanding.

      The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our Shares or other securities. The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

      If dealers are used in the sale of offered securities with respect to which this prospectus is delivered, we will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

Direct Sales; Rights Offerings

      Offered securities may also be sold directly by us. In this case, no underwriters, dealers or agents would be involved. We may sell offered securities upon the exercise of rights that may be issued to our securityholders.

Securities Offered by Selling Securityholders

      Shares and convertible notes may be sold by any selling securityholder named in a prospectus supplement who acquires or acquired the securities from us in transactions that were not, or will not be, registered under the Securities Act. Sales of such securities by a selling securityholder may be effected from time to time in one or more of the following transactions:

•	through brokers, acting as agents in transactions (which may involve block transactions), in special offerings, on any exchange where the securities are traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

•	block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	to underwriters who will acquire the securities for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time);

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	directly or through brokers or agents in private sales at negotiated prices;

•	to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure and sale, if any, thereunder;

•	through short sales, option exercises, puts, calls or other derivative transactions;

•	an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

•	the distribution of the securities by any selling securityholder to its partners, members or shareholders;

•	by any other legally available means; or

•	a combination of any of the above.

      In addition, offers to purchase such securities may be solicited by agents designated by any selling securityholder from time to time. Such securities may also be offered and sold in private transactions or under Rule 144, Rule 144A or Regulation S under the Securities Act rather than pursuant to this prospectus.

      We cannot assure you that any selling securityholder will sell any or all of its securities under this prospectus or that any selling securityholder will not transfer, devise or gift its securities by other means not described in this prospectus.

      Sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

      In connection with a sale of such securities by any selling securityholder pursuant to this prospectus, the following information will, to the extent then required or known, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling securityholder, the manner in which the selling securityholder acquired the securities from us, the amount of securities to be sold, the amount of securities of the class owned by such selling securityholder, the purchase price, the public offering price, if applicable, the name of any underwriter, broker, dealer or agent, and any applicable commissions, discounts or other items constituting compensation to any such underwriter, broker, dealer or agent with respect to the particular sale. In addition, any material relationship between a selling securityholder that is offering and selling securities and us within the past three years will be described in the applicable prospectus supplement or a document incorporated herein by reference.

General Information

      Underwriters, brokers, dealers, agents, direct purchasers and selling securityholders that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

      Underwriters, selling securityholders and any other person participating in the distribution may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with the applicable provisions of the Exchange Act, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the underwriters, selling securityholders and such other persons. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

      We or any selling securityholder may enter into or have agreements with the underwriters, dealers, agents and selling securityholders to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or selling securityholders may be required to make. We may also enter into or have agreements for the benefit of securityholders who acquire or acquired offered securities from us in transactions that were not, or will not be, registered under the Securities Act, pursuant to which we agree to register their securities under applicable federal and state securities laws, and to pay some or all of the costs and expenses incidental to the registration, offering and sale of their securities.

      Underwriters, brokers, dealers, agents and selling securityholders may engage in transactions with, or perform services for, us, our subsidiaries or selling securityholders in the ordinary course of their businesses.

      Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the Shares, which are listed on the New York Stock Exchange. We may elect to list any class or series of securities on any exchange or quotation service, but we are not obligated to do so. Any qualified underwriters or agents to or through whom the offered securities are sold for public offering and sale may make a market in offered securities as permitted by Rule 103 of Regulation M, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the particular securities being distributed for particular periods prior to the commencement of the distribution. No assurances can be given as to the existence or liquidity of a trading market for any of the offered securities. All of the foregoing may affect the marketability of these securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

LEGAL MATTERS

      Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, will pass upon the validity of the issuance of Shares, preferred stock of the Corporation and preferred shares of the Trust. Sidley Austin Brown & Wood, Chicago, Illinois, will pass upon the validity of the issuance of debt securities, guarantees, warrants, depositary shares and Convertible Notes offered pursuant to this prospectus. Lawyers at Sidley Austin Brown & Wood participating in any such offering on behalf of such firm may own or hold options to purchase such numbers of our Shares or other securities as are set forth in the applicable prospectus supplement. Sidley Austin Brown & Wood may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, as to certain matters of Maryland law. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

EXPERTS

      The consolidated financial statements and schedules of Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts (collectively, the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the distribution of the securities covered by this Registration Statement. All of the amounts are estimated except for the registration fee. All of the expenses will be borne by the Corporation and the Trust except as otherwise indicated.

Registration fee	$0
Fees and expenses of legal counsel	20,000
Fees and expenses of Trustee and counsel	10,000
Miscellaneous	5,000

Total	$35,000

Item 15.	Indemnification of Directors and Officers of the Corporation and the Trust.

      The Corporation’s charter requires the Corporation to indemnify its directors and officers to the fullest extent required or permitted by law and to indemnify other employees and agents to such extent as may be authorized by the Board of Directors. The Declaration of Trust of the Trust obligates the Trust to indemnify its trustees, officers, employees and other agents to the fullest extent permitted by Maryland law for the indemnification of corporate directors, officers, agents or employees. The Maryland General Corporation Law (the “MGCL”) requires a corporation and permits a Maryland real estate investment trust (a “Maryland REIT”) (unless its charter or declaration provides otherwise, which the charter of the Corporation and the Declaration of Trust of the Trust do not) to indemnify a director, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation or Maryland REIT to indemnify its present and former directors, trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director, trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director, trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director, trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation or a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the corporation or the Maryland REIT or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation or a Maryland REIT to advance reasonable expenses to a director, trustee or officer upon the receipt by the corporation or the Maryland REIT of (a) a written affirmation by the director, trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation or the Maryland REIT if it shall ultimately be determined that the standard of conduct was not met.

      The Corporation and the Trust have entered into indemnification agreements with their directors, trustees and executive officers providing for the maintenance of directors, trustees and officers liability insurance, subject to certain conditions, and the indemnification of and advancement of expenses to such directors, trustees and executive officers.

Indemnification of Directors and Officers of Sheraton Holding Corporation.

      Sheraton Holding Corporation (f/k/a ITT Corporation) is organized under the laws of the State of Nevada. The Nevada General Corporation Law (the “NGCL”) authorizes Nevada corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification.

      The indemnification provisions of the NGCL require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding to which he was a party by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under the NGCL is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or By-laws of a corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status of officer or director of the corporation, whether or not the corporation would have the power to indemnify him against such liability under the NGCL.

      Article IV of the by-laws of Sheraton Holding Corporation require the Corporation, to the fullest extent permitted by applicable law as then in effect, to indemnify officers and directors against all expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement actually and reasonably incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative. The right of indemnification provided in Article IV is not exclusive of any other rights to which any indemnified person may otherwise be entitled.

Item 16.	Exhibits.

      See Index to Exhibits.

Item 17.  Undertakings.

      (a) Each of the undersigned Registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (b) The undersigned Registrants hereby further undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (c) The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) The undersigned Registrants further undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned Registrants further undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 28th day of February, 2003.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:	/s/ RONALD C. BROWN

Ronald C. Brown
Executive Vice President
and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Barry S. Sternlicht	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2003

/s/ RONALD C. BROWN Ronald C. Brown	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2003

* Jean-Marc Chapus	Director	February 28, 2003

* Bruce W. Duncan	Director	February 28, 2003

* Eric Hippeau	Director	February 28, 2003

* George J. Mitchell	Director	February 28, 2003

* Stephen R. Quazzo	Director	February 28, 2003

Signature	Title	Date

* Thomas O. Ryder	Director	February 28, 2003

* Daniel W. Yih	Director	February 28, 2003

* Dr. Kneeland C. Youngblood	Director	February 28, 2003

*By: /s/ RONALD C. BROWN Ronald C. Brown Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 28th day of February, 2003.

STARWOOD HOTELS & RESORTS

By:	/s/ RONALD C. BROWN

Ronald C. Brown

Vice President, Chief Financial

Officer and Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Barry S. Sternlicht	Chairman, Chief Executive Officer and Trustee (Principal Executive Officer)	February 28, 2003

/s/ RONALD C. BROWN Ronald C. Brown	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	February 28, 2003

* Jean-Marc Chapus	Trustee	February 28, 2003

* Bruce W. Duncan	Trustee	February 28, 2003

* Eric Hippeau	Trustee	February 28, 2003

* George J. Mitchell	Trustee	February 28, 2003

* Stephen R. Quazzo	Trustee	February 28, 2003

* Thomas O. Ryder	Trustee	February 28, 2003

Signature	Title	Date

* Daniel W. Yih	Trustee	February 28, 2003

* Dr. Kneeland C. Youngblood	Trustee	February 28, 2003

*By: /s/ RONALD C. BROWN Ronald C. Brown Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 28th day of February, 2003.

SHERATON HOLDING CORPORATION

By:	/s/ JEFF S. DREW

Jeff S. Drew
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Theodore W. Darnall	President (Principal Executive Officer)	February 28, 2003

/s/ JEFF S. DREW Jeff S. Drew	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 28, 2003

* Barry S. Sternlicht	Director	February 28, 2003

*By: /s/ RONALD C. BROWN Ronald C. Brown Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
No.	Description of Exhibit

*1.1	Form of Underwriting Agreement — debt securities.
*1.2	Form of Underwriting Agreement — equity.
4.1	Charter of the Corporation, amended and restated as of February 1, 1995, as amended through March 26, 1999 (incorporated by reference to Exhibit 3.2 to the Corporation’s and the Trust’s Joint Annual Report on Form 10-K for the year ended December 31, 1998, as amended by the Form 10-K/A filed May 17, 1999).
4.2	Amended and Restated Declaration of Trust of the Trust, as amended and restated through April 16, 1999 (incorporated by reference to Exhibit 3.1 to the Corporation’s and the Trust’s Joint Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
4.3	Bylaws of the Corporation, as amended through April 15, 1999 (incorporated by reference to Exhibit 3 to the Corporation’s and the Trust’s Joint Current Report on Form 8-K dated March 15, 1999).
4.4	Bylaws of the Trust, as amended through April 16, 1999 (incorporated by reference to Exhibit 3.3 to the Corporation’s and the Trust’s Joint Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999).
4.5	Amended and Restated Intercompany Agreement, dated as of January 6, 1999, between the Corporation and the Trust (incorporated by reference to Exhibit 3 to the Trust’s Registration Statement on Form 8-A filed with the Commission on December 21, 1998, except that on January 6, 1999, the Intercompany Agreement was executed and dated as of January 6, 1999).
4.6	Rights Agreement, dated as of March 15, 1999, between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to the Corporation’s and the Trust’s Joint Current Report on Form 8-K dated March 15, 1999).
4.7	Form of Indenture for Debt Securities (incorporated by reference to Exhibit 4.7 to the Corporation’s and the Trust’s Post-Effective Amendment to the Registration Statement on Form S-3 filed with the Commission on August 24, 2001 (Registration Nos. 333-40077 and 333-40077-01)).
4.8	Form of Guarantee of Debt Securities (included in Exhibit 4.7).
4.9	Form of Indenture for Convertible Notes (incorporated by reference to Exhibit 4.2 to the Corporation’s and the Trust’s Registration Statement on Form S-3 filed with the Commission on October 3, 1996 (Registration No. 333-13411)).
4.10	Form of Convertible Note (included in Exhibit 4.9).
4.11	Form of Indenture for convertible notes (incorporated by reference to Exhibit 4.7 to the Corporation’s and the Trust’s Post-Effective Amendment to the Registration Statement on Form S-3 filed with the Commission on August 24, 2001 (Registration Nos. 333-40077 and 333-40077-01)).
4.12	Form of convertible note (included in Exhibit 4.11).
4.13	Form of guarantee of convertible note (included in Exhibit 4.11).
4.14	Form of Preferred Stock. Any articles supplementary to the Corporation’s charter or the Trust’s Amended and Restated Declaration of Trust, as amended, authorizing the creation of any series of preferred stock or preferred shares of beneficial interest, respectively, and setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.
*4.15	Form of Deposit Agreement.
*4.16	Form of Debt Warrant Agreement.
*4.17	Form of Stock Warrant Agreement.
†5.1	Opinion of Sidley Austin Brown & Wood.
†5.2	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
†8.1	Opinion of Sidley Austin Brown & Wood LLP.

Exhibit
No.	Description of Exhibit

12.1	Computation of Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.
12.2	Computation of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends of the Trust.
†23.1	Consent of Sidley Austin Brown & Wood (included in Exhibit 5.1).
†23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.2).
†23.3	Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 8.1).
23.4	Consent of Ernst & Young LLP.
†24.1	Powers of Attorney (included in the signature pages of this Registration Statement).
†25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture for the Debt Securities.
*25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture for the convertible notes.
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee for the Convertible Notes (incorporated by reference to Exhibit 99.1 to the Corporation’s and the Trust’s Joint Current Report on Form 8-K filed with the Commission on March 26, 1997 (File No. 1-7959)).

*	To be filed by amendment or pursuant to a document or report incorporated herein by reference.

†	Previously filed.